ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                  JACUZZI INC.

                          JACUZZI LEISURE PRODUCTS INC.

                                       AND

                             POLYAIR INTER PACK INC.



                                   MADE AS OF

                                 March 29, 2003

                                TABLE OF CONTENTS

1.    Sale and Purchase of Assets...........................................1
      1.1      Sale and Purchase of Assets..................................1
      1.2      Excluded Assets..............................................3
      1.3      Assignment of Contracts......................................5
      1.4      Obtaining Permits and Licenses...............................6
      1.5      Certain Liabilities Assumed by Buyer.........................6
      1.6      Retained Liabilities.........................................7
2.    Purchase Price........................................................8
      2.1      Purchase Price...............................................8
      2.2      Intentionally Deleted........................................8
      2.3      Payment of Purchase Price....................................8
      2.4      Adjustment of Purchase Price.................................9
      2.5      Allocation of Purchase Price................................11
3.    Closing..............................................................12
      3.1      Date of Closing.............................................12
      3.2      Termination.................................................12
      3.3      Effective Period............................................13
4.    Representations and Warranties of Sellers............................15
      4.1      Organization, Standing and Authority of Sellers.............15
      4.2      Authorization of Agreement..................................15
      4.3      Consents of Third Parties...................................15
      4.4      Permits and Licenses........................................16
      4.5      Absence of Certain Liabilities and Changes..................16
      4.6      Inventory...................................................18
      4.7      Receivables.................................................18
      4.8      Tax Matters.................................................18
      4.9      Contracts...................................................19
      4.10     JLP Labor and Employment Matters............................19
      4.11     JLP Benefit Arrangements....................................20
      4.12     Litigation; Compliance with Laws............................21
      4.13     JLP Real Property...........................................22
      4.14     Proprietary Rights..........................................23
      4.15     JLP Environmental Matters...................................24
      4.16     Title to Purchased Assets...................................27
      4.17     Insurance...................................................27
      4.18     Exceptions..................................................27
5.    Representations and Warranties of Buyer..............................28
      5.1      Buyer's Organization........................................28
      5.2      Authorization of Agreement..................................28
      5.3      No Conflict; Consents of Third Parties......................28
      5.4      Litigation..................................................29
      5.5      Financing...................................................29
      5.6      Excise Tax Act..............................................29
      5.7      Investment Canada...........................................29
      5.8      Securities Matters..........................................29
6.    Further Agreements of the Parties....................................32
      6.1      Access to Information.......................................32
      6.2      Conduct of the Business Pending the Closing.................32
      6.3      Employee and Employee Benefit Matters.......................33
      6.4      Other Action................................................33
      6.5      Notices.....................................................34
      6.6      Expenses....................................................34
      6.7      Publicity...................................................34
      6.8      Transfer Taxes..............................................34
      6.9      Supplement to Disclosures...................................34
      6.10     Preservation of Records.....................................35
      6.11     Certain Post-Closing Assistance by the Buyer................35
      6.12     Treasury Matters............................................35
      6.13     Use of Trade Names and Trademarks...........................36
      6.14     Covenant Not to Compete.....................................36
      6.15     Tax Covenants...............................................38
      6.16     Pro-ration Relating to Real Estate and Other Taxes..........38
      6.17     Certain Canadian Tax Elections..............................39
      6.18     Removal of Purchased Assets.................................40
      6.19     Removal of Non-Purchased Assets.............................40
      6.20     Payment of Trade Payables...................................40
      6.21     Collection of Collection Accounts Receivable................40
      6.22     Sale of Pool Cleaner Inventory..............................41
      6.23     Receipt by Sellers of Accounts Receivable...................41
7.    Conditions of Closing................................................42
      7.1      Conditions Precedent to Obligations of Buyer................42
      7.2      Conditions Precedent to Obligations of Sellers..............43
8.    Documents to be Delivered at the Closing.............................43
      8.1      Documents to be Delivered by Sellers........................43
      8.2      Documents to be Delivered by Buyer..........................45
9.    Indemnification and Related Matters..................................46
      9.1      Indemnification.............................................46
      9.2      Determination of Damages and Related Matters................47
      9.3      Time and Manner of Certain Claims...........................48
      9.4      Procedure for Indemnification...............................49
      9.5      Environmental Indemnity.....................................50
10.      Miscellaneous.....................................................55
      10.1     Bulk Sales..................................................55
      10.2     Finders.....................................................55
      10.3     Entire Agreement............................................55
      10.4     Governing Law and Arbitration...............................56
      10.5     Planning Act................................................56
      10.6     Schedules; Tables of Contents and Headings..................56
      10.7     Notices.....................................................56
      10.8     Separability................................................58
      10.9     Waiver......................................................58
      10.10       Binding Effect; Assignment...............................58
      10.11       Knowledge................................................58
      10.12       Costs and Expenses.......................................58
      10.13       Counterparts.............................................59
      10.14       English Language.........................................59

                         LIST OF SCHEDULES AND EXHIBITS


Schedule 1.1(b)   Equipment Located at JLP Orillia Facility and JI Little
                        Rock Facility

Schedule 1.1(e)   Intellectual Property

Schedule 1.1(f)   Prepaid Expenses

Schedule 1.1(k)   Owned Trucks, Cars and Other Vehicles

Schedule 1.2(a)   Hearth and Stove Equipment and Water Systems Equipment
                        Located at the Real Property

Schedule 1.2(l)   Excluded Accounts Receivable

Schedule 1.2(p)   Pool Cleaner Inventory

Schedule 2.4(c)   Excess 24 Months Inventory Calculation

Schedule 2.5      Purchase Price Allocation

Schedule 4.3      Consents of Third Parties

Schedule 4.4      Permits and Licences

Schedule 4.5      Absence of Certain Liabilities and Changes

Schedule 4.8      Tax Matters

Schedule 4.9      Contracts

Schedule 4.10     JLP Labor and Employment Matters

Schedule 4.11     JLP Benefit Arrangements

Schedule 4.12     Litigation

Schedule 4.13     JLP Owned and Leased Real Property

Schedule 4.14     Proprietary Rights

Schedule 4.15     JLP Environmental Matters

Schedule 5.8      Buyer Securities Matters

Schedule 6.12     Treasury Matters

Schedule 6.2      Conduct of the Business Pending the Closing

Exhibit A         Convertible Note and Share Provisions

Exhibit B         License Agreement

Exhibit C         JI Transition Services Agreement

Exhibit D         Manufacturing Services Agreement

Exhibit E         Drag-Along Right

Exhibit F         Registration Rights Agreement

Exhibit G         Transition Services Agreement

Exhibit H         Promissory Note

Exhibit I         Cantar/Polyair Inc. Guarantee

                            ASSET PURCHASE AGREEMENT

The parties to this Asset Purchase Agreement made as of March 29, 2003 (this "Agreement") are Jacuzzi Inc., a Delaware corporation ("JI"), Jacuzzi Leisure Products Inc., an Ontario corporation ("JLP"; JLP and JI being referred to herein individually as a "Seller" and collectively as "Sellers"), and Polyair Inter Pack Inc., an Ontario corporation ("Buyer").

Buyer desires to purchase, and Sellers desire to sell, all of Sellers' right, title and interest in and to substantially all of the assets and properties employed or held by (i) JI in connection with the swimming pool equipment business of its Jacuzzi Brothers division, which is based in Little Rock, AR (the "JI Business"), and (ii) JLP in connection with its swimming pool and swimming pool equipment business, which is based in Toronto, Ontario and Montreal, Quebec (the "JLP Business"; together with the JI Business, the "Businesses", and separately, "each Business", "either Business", "such Business" or the "applicable Business" as the context requires). As part of such purchase and sale, Buyer is willing to assume certain obligations and liabilities of the Businesses as expressly set forth herein.

It is therefore agreed as follows:

1.   Sale and Purchase of Assets.

     1.1  Sale and Purchase of Assets.

          Subject to the terms and conditions of this Agreement, at the closing referred to in Section 3.1 (the "Closing"), each Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from each Seller, effective as of the close of business on March 29, 2003 (the "Effective Date") all of each Seller's right, title and interest in and to all of the assets used exclusively in the Businesses (other than the Excluded Assets referred to in Section 1.2) with such changes, deletions or additions thereto as may occur from the Effective Date to the Closing in the ordinary course of business and consistent with the terms and conditions of this Agreement (the "Purchased Assets"), including, without limitation, the following (except to the extent any such item is an Excluded Asset):

          (a) the real property (including the land and buildings, improvements and structures located thereon and all appurtenances belonging thereto) owned or leased by JLP and used in the JLP Business all as described in Schedule 4.13 (the "Real Property");

          (b) all fixed assets and equipment used in the manufacture, warehousing and shipping of swimming pools, pumps, filters and ancillary product lines and all moulds, tools, fixtures and other ancillary production related fixed assets (the "Equipment") including the equipment located at JLP's Orillia facility listed in Schedule 1.1(b) and the equipment located at JI's Little Rock facility listed in Schedule 1.1(b);

(c) all trade receivables of
               the Businesses other than the Excluded Accounts Receivable (as hereinafter defined) (the "Accounts Receivable") including all accounting records of either Seller, credit files, notes, guarantees and collateral relating thereto;

(d) all inventory of
               the Businesses (other than (i) the Pool Cleaner Inventory (as hereinafter defined); (ii) the Series J Pump Inventory (as hereinafter defined) and; (iii) the Piranha Pump Inventory (as hereinafter defined)), and including the Series K Pump Inventory referred to in Section 1.1(p) and also including finished goods, raw materials, work-in-process and replacement parts used in the Businesses (the "Inventory");

          (e) subject to Sections 1.2 and 6.13 of this Agreement, all related intangible assets of the Businesses and all intellectual property of the Businesses including, without limitation, all trade or brand names, business names, trade marks, trade mark registrations and applications, service marks, service mark registrations and applications, copyrights, copyright registrations and applications, patents, patent registrations and applications and other patent rights (including any patents issued on such applications or rights), trade secrets, proprietary manufacturing information and know-how, equipment and parts lists and descriptions, instruction manuals, inventions, inventors' notes, research data, unpatented blue prints, drawings, designs, processes, technology, and all other intellectual property together with all rights under license, registered user agreements, technology transfer agreements and other agreements or instruments relating to any of the foregoing (collectively, "Intellectual Property"), including without limitation, the trade marks, copyrights, patents, licenses and agreements described in Schedule 1.1(e);

          (f) all prepaid advertising expenses, property taxes, patent fees, trade show fees, security deposits and certification fees of the Businesses listed in Schedule 1.1(f) (as such prepaid expenses are recorded on the books of the Sellers) (the "Prepaid Expenses");

          (g) all contracts, agreements, leases, purchase orders, arrangements and/or commitments of any kind which relate to the Businesses and which are listed on Schedule 4.9 (the "Contracts");

          (h) all computer hardware, software and systems of the JLP Business (including all rights under licenses and other agreements or instruments relating thereto);

          (i)  all  office  furniture,   furnishings,   fixtures  and  leasehold
               improvements situated in the real and leased property of JLP;

          (j) all goodwill of the Businesses together with the exclusive right to carry on the Businesses in succession to Sellers;

          (k) all owned trucks, cars and other vehicles of the Businesses set out and described in Schedule 1.1(k);

          (l) all customer lists, files, data and information relating to customers of the Businesses as of the Effective Date;

          (m) all supplier lists, files, data and information relating to suppliers to the Businesses as of the Effective Date;

          (n) all other business and financial records, files, books and documents relating to the Businesses as of the Effective Date including without limitation, sales records, price lists and catalogues, sales literature, advertising material, manufacturing data, production records, employee manuals, personnel records, inventory records, supply records and correspondence files (together with, in the case of any such information ("Information") that is stored electronically, the media on which the same is stored other than where the conveyance of the Information would be prohibited pursuant to any applicable software licence agreement);

          (o)  all  transferable   municipal,   state,  provincial  and  federal
               franchises, licenses, authorizations, permits and licenses of the Businesses; and

          (p) all Series K Pumps inventory, equipment, tools and moulds and one Piranha Pump impeller tool (used for the magnum line).

     1.2  Excluded Assets.

          Notwithstanding anything in this Agreement to the contrary, including the enumerated list of Purchased Assets set forth in Section 1.1(a) through (p), the parties to this Agreement expressly understand and agree that neither Seller is selling, assigning, transferring or conveying to Buyer any of the following assets, rights and properties which shall be specifically excluded from the transactions contemplated by this Agreement (the "Excluded Assets"):

          (a) all of the assets of Sellers used in connection with any business other than the Businesses, including the assets of JLP used in its hearth and water systems businesses and the assets of JI used in its water systems business (including, without limitation, the equipment and inventory located at the Real Property and listed in Schedule 1.2(a));

          (b) all right, title and interest of JI in and to that certain Lease and Agreement made the first day of August 1961 between the City of Little Rock and Seller, as successor to Jacuzzi Bros., Inc. a California corporation, as such agreement has been extended and amended and any real estate related thereto;

          (c) to the extent that the following are not Prepaid Expenses, all amounts owed to either Seller or claims by either Seller against third parties, including (i) all tax installments paid by either Seller (subject to Section 6.16); and (ii) any right or claim to insurance proceeds, refunds of any deposits, prepayments, workers' compensation rebates, surpluses or credits, and tax abatements for which either Seller may have a claim with respect to the Purchased Assets or Businesses, in each case attributable to the period prior to the Effective Date;

          (d) except pursuant to the License Agreement (as defined in Section 8.1(g)), all right, title and interest of either Seller in and to the names "Jacuzzi", "Jacuzzi Bros.", "Jacuzzi Leisure Products" or "U.S. Industries" or derivations thereof, including all trademarks (registered or unregistered); trademark registrations, trademark registration applications, service marks (registered or unregistered), and trade names relating thereto (and as more fully detailed in Section 6.13 hereto) and the goodwill associated therewith;

          (e) the minute books, stock ledger records and related records of either Seller;

          (f) any insurance policies held by either Seller and all recoveries or rights to the same thereunder;

          (g)  all cash and cash equivalents of the Businesses;

          (h) all rights under any contract, agreement or arrangement between or among either or both of the Sellers or any of their affiliates;

          (i)  the pension plans of JI and any assets thereof;

          (j)  any shares of capital stock;

          (k) all prepaid expenses of the Businesses (including, without limitation, all tax prepayments other than real property tax prepayments) other than the Prepaid Expenses;

          (l) all accounts receivable of the Businesses that are more than 90 days past due, all accounts receivable of the JI Business owing by customers of the JI Business located outside of North America (the "Foreign Accounts Receivable") and all accounts receivable of the Businesses previously more than 90 days past due and reclassified as current, all of which are listed on Schedule 1.2(l) (the "Excluded Accounts Receivable");

          (m) any other assets of either Seller specifically set forth in this Agreement as not being transferred to Buyer;

          (n) all non-assignable or non-transferable permits and licenses of the Businesses;

          (o)  all claims by either Seller under this Agreement;

          (p) all pool cleaner inventory of the Businesses, including finished goods, raw materials, work-in-process and replacement parts as described in Schedule 1.2(p) (the "Pool Cleaner Inventory") and the "Tracker" name and mark; and

          (q) all Series J Pump inventory (the "Series J Pump Inventory"), equipment, tools and moulds, and except for one Piranha Pump impeller tool (used for the magnum line), all Piranha Pump inventory (the "Piranha Pump Inventory"), equipment, tools and moulds, and the "Piranha" name and mark.

     1.3  Assignment of Contracts.

          (a) Subject to the provisions of this Section 1.3, each Seller shall assign to Buyer, and Buyer shall assume, as of the Effective Date, all of the rights and obligations of each Seller under the Contracts.

          (b) To the extent that any Contract or any claim, right or benefit arising thereunder or resulting therefrom is not capable of being sold, assigned, transferred or conveyed without the approval, consent or waiver of the other party thereto, or any third person (including a government or governmental unit), or if such sale, assignment, transfer or conveyance or attempted assignment, transfer or conveyance would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict (the "Interests"), this Agreement shall not constitute a sale, assignment, transfer or conveyance thereof, or an attempted assignment, transfer or conveyance thereof. Each Seller shall use all reasonable efforts, and Buyer shall reasonably cooperate with Sellers, to obtain all necessary approvals, consents or waivers, or to resolve any such impediments to transfer as necessary to convey to Buyer each such Interest as soon as practicable; provided, however, that neither Seller nor Buyer shall be obligated to pay any consideration therefor except for filing fees and other ordinary administrative charges which shall be paid by Buyer to the third party from whom such approval, consent or waiver is requested.

          (c) To the extent that any of the approvals, consents or waivers referred to in Section 1.3(b) have not been obtained by either Seller as of the Closing, or until the impediments to transfer referred to in Section 1.3(b) are resolved, such Seller shall, during the remaining term of such Interests, use all reasonable efforts, to (i) obtain the consent of any such third party; (ii) cooperate with Buyer in any reasonable and lawful arrangements designed to provide the benefits of such Interests to Buyer so long as Buyer fully cooperates with such Seller in such arrangements and promptly reimburses such Seller for all payments made by such Seller in connection therewith and indemnifies such Seller with respect thereto; and (iii) enforce, at the request of Buyer and at the expense and for the account of Buyer, any rights of either Seller arising from such Interests against such issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Interests in accordance with the terms thereof upon the advice of, and indemnification from, Buyer).

     1.4  Obtaining Permits and Licenses.

          Each Seller will assign, transfer or convey to Buyer at the Closing and effective as of the Effective Date those permits and licenses which are held or used by such Seller in connection with the applicable Business and can be assigned without having to obtain the consent of any third party with respect thereto; provided, however, that each Seller will cooperate with Buyer in obtaining any third party consents necessary to the assignment or transfer of any other permits or licenses used or held by such Seller in connection with the applicable Business which are so assignable or transferable. Buyer shall assume, or reimburse Sellers for, all reasonable or preapproved costs associated with the assignment or transfer of permits and licenses.

     1.5  Certain Liabilities Assumed by Buyer.

          At the Closing and effective as of the Effective Date, Buyer shall, without any further responsibility or liability of or recourse to either Seller, or their respective directors, shareholders, affiliates, officers, employees, agents, consultants, representatives, successors, transferees or assignees, absolutely and irrevocably assume, and shall pay, perform, satisfy or otherwise fully discharge as and when they become due and owing and be solely liable and responsible for only the following claims, liabilities and obligations (the "Assumed Liabilities"):

          (a) all liabilities and obligations of JLP and JI arising out of or relating to the Contracts (except in respect of any breaches by JLP and/or JI of the Contracts prior to the Effective Date);

          (b) any and all termination and severance liabilities arising prior to or after the Effective Date for the Transferred Employees (as defined in Section 6.3) whose employment is terminated after the Effective Date (including, without limitation, liability related to or arising pursuant to the common law and any applicable federal, state, provincial or local laws) and any other liabilities, claims or demands relating to the Transferred Employees based on events arising on or after the Effective Date;

          (c) all liabilities and obligations arising out of or relating to any insured claims in respect of the Businesses or the Purchased Assets which relate to occurrences on or after the Effective Date;

          (d) all liabilities and obligations arising out of or relating to any litigation or claims with respect to the Businesses or the Purchased Assets arising out of or relating to events on or after the Effective Date;

          (e) all accrued expenses for salaries and vacation pay for all of the Transferred Employees, Warranty, Pool Points, Other Accrued Liabilities, Accrued Cash Discounts, Accrued Sales Returns & Allowances, Ad Allowances and Volume Rebates (as such accrued expenses are recorded on the books of Sellers) (the "Accrued Expenses"); and

          (f) all liabilities and obligations in respect of the On-Site Matters (as defined in Section 4.15(a)(v)).

     1.6  Retained Liabilities.

          JI and JLP shall retain all of the  liabilities and obligations of the
          Businesses  not  assumed  by  Buyer  (the   "Retained   Liabilities"),
          including without limitation:

          (a) all liabilities and obligations arising out of or relating to any insured claims in respect of the Businesses or the Purchased Assets which relate to occurrences before the Effective Date;

          (b) all trade payables of the Businesses prior to the Effective Date (the "Trade Payables");

          (c) except for the Accrued Expenses, all liabilities owing to or in respect of the employees of the Businesses prior to the Effective Date for salary, bonus, premiums for employment insurance, health premiums, Canada Pension Plan premiums, workers' compensation levies, commissions and other compensation, including without limitation, all severance payments, damages for wrongful dismissal and all related costs in respect of the termination by either Seller of the employment of any employee of the Businesses who is not a Transferred Employee;

          (d) all liabilities under employee benefit plans of JLP or JI relating to employment of all persons in the Businesses prior to the Effective Date;

          (e) all liabilities for injury, disability, death or workers' compensation arising from or related to employees of the
               Businesses in respect of events arising prior to the Effective Date;

          (f) all accrued expenses in respect of the Businesses prior to the Effective Date other than the Accrued Expenses; (g) Pre-Closing Environmental Liabilities other than the On-Site Matters to the extent and for the period provided for in Section 9.5(b);

          (h) subject to the provisions of Section 9.5, all liabilities relating to the manufacture, distribution, or sale of any asbestos-containing product by or on behalf of the Businesses prior to the Effective Date; and

          (i) all indebtedness owing by JLP to USI Canada Inc. under a grid promissory note dated January 15, 2002.

2.   Purchase Price.

     2.1  Purchase Price.

          The purchase price (the "Purchase Price") for the Purchased Assets shall be the aggregate of:

          (a)  the amount of U.S. $41,200,000 million; plus

          (b) the amount of U.S. $ (being the amount of the Prepaid Expenses as at the Effective Date as estimated by JLP and JI) (the "Estimated Prepaid Expenses Amount"); less

          (c) the amount of U.S. $ (being the amount of the Accrued Expenses as at the Effective Date as estimated by JLP and JI) (the "Estimated Accrued Expenses Amount"); less

          (d) the amount of U.S. $ (being the aggregate of the amounts of the Excluded Accounts Receivable, the Pool Cleaner Inventory, the Series J Pump Inventory and the Piranha Pump Inventory as at the Effective Date as estimated by JLP and JI) (the "Estimated Excluded Assets Amount"),

          as adjusted in accordance with Section 2.4.

     2.2  Intentionally Deleted.

     2.3  Payment of Purchase Price.

          The Purchase Price will be paid and satisfied by Buyer on the Closing Date as follows:

          (a) as to the amount equal to U.S. $30,000,000, by wire transfer of such amount to JLP and JI as they shall direct;

          (b) as to U.S. $5 million, by the issuance by Buyer to JI of a convertible note (the "Convertible Note") in the principal amount of U.S. $5 million, such Convertible Note to be in the form of the convertible note set out in Exhibit A hereto and convertible into 598,802 convertible cumulative redeemable preferred shares (the "Shares") in the capital of Buyer having the share provisions set out in Exhibit A hereto; and

          (c) as to the balance of U.S. $, by the delivery of a promissory note (the "Promissory Note") aggregating such amount made payable to JLP, such Promissory Note to be in the form of the promissory note set out in Exhibit H hereto.

     2.4  Adjustment of Purchase Price.

          (a)  The Purchase Price shall be adjusted as follows:

               (i) (x) if the aggregate of the amount of the Accounts Receivable and the Inventory as at the Effective Date is greater than U.S. $40.9 million, the Purchase Price shall be adjusted upwards by the amount of the difference; or

                    (y) if the aggregate amount of the Accounts Receivable and the Inventory as at the Effective Date is less than U.S. $40.9 million, the Purchase Price shall be adjusted downwards by the amount of the difference;

               (ii) (x) if the amount of the Prepaid  Expenses of the Businesses as at the Effective Date is greater than the Estimated Prepaid Expenses Amount, the Purchase Price shall be adjusted upwards by the amount of the difference; or

                    (y) if the amount of the Prepaid Expenses of the Businesses as at the Effective Date is less than the Estimated Prepaid Expenses Amount, the Purchase Price shall be adjusted downwards by the amount of the difference;

               (iii)(x) if the amount of the Accrued  Expenses of the Businesses as at the Effective Date is greater than the Estimated Accrued Expenses Amount, the Purchase Price shall be adjusted downwards by the amount of the difference; or

                    (y) if the amount of the Accrued Expenses of the Businesses as at the Effective Date is less than the Estimated Accrued Expenses Amount, the Purchase Price shall be adjusted upwards by the amount of the difference; and

               (iv) (x) if the aggregate of the amounts of the Excluded Accounts
                    Receivable, the Pool Cleaner Inventory, the Series J Pump Inventory and the Piranha Pump Inventory as at the Effective Date is greater than the Estimated Excluded Assets Amount, the Purchase Price shall be adjusted downwards by the amount of the difference; or

                    (y) if the aggregate of the amounts of the Excluded Accounts Receivable, the Pool Cleaner Inventory, the Series J Pump Inventory and the Piranha Pump Inventory as at the Effective Date is less than the Estimated Excluded Assets Amount, the Purchase Price shall be adjusted upwards by the amount of the difference.

          (b) The parties shall effect the adjustment of the Purchase Price by aggregating the adjustments in subsection (a) above in accordance with the provisions of Sections 2.4(c) to (f) (inclusive) and by amending the principal amount of the Promissory Note (the "Original Promissory Note") accordingly. Once the adjustment to the Purchase Price is determined, Buyer shall immediately deliver to JLP an amended and restated Promissory Note to be dated as of the date of the Original Promissory Note (the "Amended Promissory Note") in the same form as the Original Promissory Note save and except for the amendment to the principal amount of same. Concurrently with the delivery by Buyer to JLP of the Amended Promissory Note, JLP shall cancel and return to Buyer the Original Promissory Note.

          (c) Within 30 days following the Closing Date, JLP and JI will prepare a statement (the "Statement") setting out the amounts of the Accounts Receivable, the Inventory, the Prepaid Expenses, the Accrued Expenses, the Excluded Accounts Receivable, the Pool Cleaner Inventory, the Series J Pump Inventory and the Piranha Pump Inventory as at the Effective Date. In preparing the Statement, (a) the Accounts Receivable, the Prepaid Expenses, the Accrued Expenses and the Excluded Accounts Receivable of the Businesses will be valued at their book values as at the Effective Date in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") provided that the allowances and reserves set up in the books of JLP and JI in respect of the Accounts Receivable and the Excluded Accounts Receivable shall be first applied against the Excluded Accounts Receivable, and only the balance if any thereof shall be applied against the Accounts Receivable; and (b) the Inventory, the Pool Cleaner Inventory, the Series J Pump Inventory and the Piranha Pump Inventory will be valued at their book values as at the Effective Date in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") provided that the finished goods and raw materials included in the Inventory (estimated to be approximately U.S. $1,778,000), which, based on past practices and reasonable future expectations, would not reasonably be sold until after 24 months of the Effective Date (the "Excess 24 Months Inventory"), shall be valued at 50% of its book value as at the Effective Date. For greater clarity, the amount to be determined in respect of the Excess 24 Months Inventory pursuant to this subsection shall be calculated according to the calculation set out and described in Schedule 2.4(c).

          (d) Sellers shall engage Ernst & Young LLP ("E&Y") to report on the Statement; provided, however, that should E&Y be unable or unwilling to report on the Statement, Sellers shall promptly engage another Canadian independent public accounting firm of national reputation (the "Alternate Firm") to provide such report, or Buyer and Sellers may agree to the Statement and the amount of any required adjustment to the Purchase Price as contemplated by this Section 2.4. E&Y or the Alternate Firm, as the case may be, shall hereinafter be referred to as the "Auditor". Sellers shall be responsible for the fees and expenses of the Auditor.

          (e) Sellers shall use all commercially reasonable efforts to deliver to Buyer the Statement together with the Auditor's working papers relating to same within 60 days after the Closing Date (or, in the event the Auditor is the Alternate Firm, within 60 days after the Alternate Firm is engaged), together with a report of the Auditor thereon (i) stating that the examination has been made in accordance with U.S. GAAP or Canadian GAAP, as applicable; and
               (ii) setting forth the amount of any required adjustment to the Purchase Price pursuant to this Section 2.4. During the period from the Closing Date until the date of delivery of the Statement, Buyer shall give each Seller, the Auditor and other appropriate personnel such assistance and access to the assets and books and records of Buyer as Sellers and the Auditor shall reasonably request during normal business hours in order to enable them to prepare and examine, respectively, the Statement.


          (f) Within 15 days following the delivery of the Statement and the related report of the Auditor, Buyer shall deliver to each Seller a notice of objection (an "Objection Notice") or a notice of acceptance (an "Acceptance Notice") with respect to the Statement and related Auditor's report. The Statement and related Auditor's report shall be final and binding on the parties if an Acceptance Notice is delivered to the Sellers or if no Objection Notice is delivered to the Sellers within such 15 day period. Any Objection Notice shall specify in reasonable detail the items on the Statement disputed and shall describe in reasonable detail the basis for the objection and all information in the possession of Buyer which forms the basis thereof, as well as the amount in dispute. If an Objection Notice is given, the parties shall consult with each other with respect to the objection. If the parties are unable to reach agreement within 15 days after an Objection Notice has been given, any unresolved disputed items shall be promptly referred to an independent public accounting firm of national reputation mutually acceptable to the parties (the "Unrelated Accounting Firm"). The Unrelated Accounting Firm shall be directed to render a written report on the unresolved disputed issues with respect to the Statement as promptly as practicable and to resolve only those issues of dispute set forth in the Objection Notice. The resolution of the dispute by the Unrelated Accounting Firm shall be final and binding on the parties. The fees and expenses of the Unrelated Accounting Firm shall be borne equally by Sellers, on the one hand, and Buyer, on the other hand.

     2.5  Allocation of Purchase Price.

                  The Purchase Price for the Purchased Assets shall be allocated as between the Purchased Assets of each of the JI Business and the JLP Business, and among the Purchased Assets with respect to each Business in accordance with Schedule 2.5, to which allocation Buyer and Sellers agree to be bound. Buyer and Sellers agree to file all returns, elections and reports including, without limitation, all federal, state, provincial and local income and franchise tax returns, on the basis of such allocation. The allocation of the Purchase Price shall be and shall be deemed to be automatically amended, if applicable, in accordance with the adjustment to the Purchase Price as contemplated by Section 2.4 above.

3.   Closing.

     3.1  Date of Closing.

          The Closing shall take place at the offices of Sellers' counsel located at Suite 4200, 1 First Canadian Place, 100 King Street, Toronto, Ontario (or at such other place as the parties may agree in writing) on March 31, 2003 or on such earlier or later date as is mutually designated by Sellers and Buyer. The date on which the Closing is held is referred to in this Agreement as the "Closing Date". At the Closing, the parties shall execute and deliver the documents referred to in Section 8.

     3.2  Termination.

          This Agreement may be terminated at any time prior to the Closing:

          (a)  by mutual written agreement executed by each Seller and Buyer;

          (b) by Buyer, if any of the conditions specified in Section 7.1 shall not have been satisfied or waived in writing by Buyer on or before the close of business Toronto time on the 60th day following the date of this Agreement; or

          (c) by Sellers, if any of the conditions specified in Section 7.2 shall not have been satisfied or waived in writing by Sellers on or before the close of business Toronto time on the 60th day following the date of this Agreement.

          This Agreement may in any event be terminated by Sellers or Buyer if the Closing shall not have occurred by the close of business Toronto time on the 90th day following the date of this Agreement.

          Upon termination of this Agreement pursuant to this Section 3.2, no party shall have any liability or further obligation arising out of this Agreement except for any liability resulting from its breach of this Agreement prior to termination. Buyer's obligations under Section
          6.1 shall survive the termination of this Agreement.

     3.3  Effective Period.

          (a) During the period between the Effective Date and the Closing Date (the "Effective Period"), (i) the Businesses shall be managed by the Sellers; and (ii) Buyer shall be entitled to all income and profits, and shall bear all expenses and losses, of the Businesses. Sellers shall account to Buyer for all receipts, moneys, profits, benefits and advantages derived by or accruing to Sellers from the Businesses during the Effective Period, and Buyer shall account to Sellers for all expenses and losses suffered or incurred by Sellers (or any affiliates of Sellers) in the Businesses during the Effective Period (including without limitation any cash advances made by any of Sellers' affiliates to either Seller).

          (b) Within 30 days following the Closing Date, JLP and JI will prepare a statement (the "Effective Period Statement") setting out the receipts and payables of the Businesses during the Effective Period, including:

               (i) all receipts with respect to the Purchased Assets collected during the Effective Period (which are for the benefit of Buyer);

               (ii) all receipts with respect to the Excluded  Assets  collected during the Effective Period (which are for the benefit of Sellers);

               (iii)all  expenses  and  payables  of the  Businesses  which  are
                    Retained Liabilities (including, without limitation, the Trade Payables) paid during the Effective Period (which are the responsibility of Sellers);

               (iv) all expenses and payables of the Businesses  (other than the expenses and payables of the Businesses which are Retained Liabilities) paid during the Effective Period (which are the responsibility of Buyer); and

               (v) all cash advances (x) from U.S. Industries, Inc. or its affiliates to the Businesses; and (y) from the Businesses to U.S. Industries, Inc. or its affiliates (which will be reimbursed accordingly).

          (c) Sellers shall engage E&Y to report on the Effective Period Statement; provided, however, that should E&Y be unable or unwilling to report on the Effective Period Statement, Sellers shall promptly engage the Alternate Firm to provide such report, or Buyer and Sellers may agree to the Effective Period Statement and the amount of any required accounting as between them as contemplated by this Section 3.3. E&Y or the Alternate Firm, as the case may be, shall also hereinafter be referred to as the "Auditor". Sellers shall be responsible for the fees and expenses of the Auditor.

          (d) Sellers shall use all commercially reasonable efforts to deliver to Buyer the Effective Period Statement together with the Auditor's working papers relating to same within 60 days after the Closing Date (or, in the event the Auditor is the Alternate Firm, within 60 days after the Alternate Firm is engaged), together with a report of the Auditor thereon (i) stating that the examination has been made in accordance with U.S. GAAP; and
               (ii) setting forth the amount of any required accounting pursuant to this Section 3.3. During the period from the Closing Date until the date of delivery of the Effective Period Statement, Buyer shall give each Seller, the Auditor and other appropriate personnel such assistance and access to the assets and books and records of Buyer as Sellers and the Auditor shall reasonably request during normal business hours in order to enable them to prepare and examine, respectively, the Effective Period Statement.

          (e) Within 15 days following the delivery of the Effective Period Statement and the related report of the Auditor, Buyer shall deliver to each Seller a notice of objection (an "Objection Notice") or a notice of acceptance (an "Acceptance Notice") with respect to the Effective Period Statement and related Auditor's report. The Effective Period Statement and related Auditor's report shall be final and binding on the parties if an Acceptance Notice is delivered to the Sellers or if no Objection Notice is delivered to the Sellers within such 15 day period. Any Objection Notice shall specify in reasonable detail the items on the Effective Period Statement disputed and shall describe in reasonable detail the basis for the objection and all information in the possession of Buyer which forms the basis thereof, as well as the amount in dispute. If an Objection Notice is given, the parties shall consult with each other with respect to the objection. If the parties are unable to reach agreement within 15 days after an Objection Notice has been given, any unresolved disputed items shall be promptly referred to an Unrelated Accounting Firm. The Unrelated Accounting Firm shall be directed to render a written report on the unresolved disputed issues with respect to the Effective Period Statement as promptly as practicable and to resolve only those issues of dispute set forth in the Objection Notice. The resolution of the dispute by the Unrelated Accounting Firm shall be final and binding on the parties. The fees and expenses of the Unrelated Accounting Firm shall be borne equally by Sellers, on the one hand, and Buyer, on the other hand.

          (f) Within two business days following the final determination of the Effective Period Statement pursuant to this Section 3.3, (i) Sellers shall pay Buyer any amount determined owing by Sellers to Buyer in accordance with the final Effective Period Statement by wire transfer as directed by Buyer; or (ii) Buyer shall pay Sellers any amount determined owing by Buyer to Sellers in accordance with the final Effective Period Statement by wire transfer as directed by Sellers.

4.   Representations and Warranties of Sellers.

     Each Seller, jointly and severally, represents and warrants to Buyer, and confirms that Buyer is relying upon the accuracy of each of such representations and warranties in connection with the purchase of the Purchased Assets and the completion of the other transactions hereunder as follows:

     4.1  Organization, Standing and Authority of Sellers.

          JI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into and perform this Agreement. JLP is a corporation duly organized and validly existing under the laws of the Province of Ontario and has full corporate power and authority to enter into and perform this Agreement. JI is qualified to do business and is in good standing, and JLP is qualified to do business, in each jurisdiction in which the nature of its business or the properties owned or leased by it requires qualification, except where the failure to be so qualified or in good standing, as applicable, would not have a material adverse effect upon the businesses, operations, assets or financial condition of the Businesses, taken as a whole ("Material Adverse Effect").

     4.2  Authorization of Agreement.

          The execution, delivery and performance of this Agreement by each Seller has been duly authorized by all necessary corporate action of such Seller and this Agreement constitutes the valid and binding obligation of each Seller enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3  Consents of Third Parties.

          Subject  to receipt  of the  consents  and  approvals  referred  to in
          Schedule 4.3 and except as disclosed in Schedule 4.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each Seller will not (i) violate or conflict with the certificate of incorporation or by-laws of such Seller, (ii) conflict with, or result in the breach of, or termination of, or constitute a default under (whether with notice or lapse of time or both), or accelerate or permit the acceleration of the performance required by, any indenture, mortgage, lien, lease, agreement, commitment or other instrument, or any order, judgment or decree, to which such Seller is a party or by which such Seller or any of its properties are bound, (iii) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to such Seller, or (iv) result in the creation of any lien, charge or encumbrance upon the Businesses or the Purchased Assets, other than violations, conflicts, breaches, terminations, accelerations and defaults specified in the foregoing clauses (ii) through (iv) which could not reasonably be expected to have a Material Adverse Effect on such Seller's ability to perform its obligations under this Agreement. No consent, approval or authorization of any governmental authority is required on the part of either Seller in connection with the execution, delivery and performance of this Agreement, except for filings with the United States Internal Revenue Service, Canada Customs and Revenue Agency, and any other similar provincial governmental agency.

     4.4  Permits and Licenses.

          Schedule 4.4 sets out a complete and accurate list of all material permits, licenses, franchises and authorizations held by or granted to each Seller necessary to carry on the Business or to own the Purchased Assets, copies of which have been provided to the Buyer. Except as set forth in Schedule 4.4 hereof, to the knowledge of each Seller, such Seller has all material permits, licenses, franchises and other authorizations necessary to conduct the Businesses as currently conducted or to own to the Purchased Assets and all such permits, licenses, franchises and authorizations are valid and in full force and effect and the Businesses are in compliance with the terms and conditions of such permits, licences, franchises or authorizations except to the extent that any such non-compliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     4.5  Absence of Certain Liabilities and Changes.

          Since September 30, 2002, the Sellers have operated the Businesses in the ordinary course consistent with past practice and, except as set forth on Schedule 4.5, or contemplated by Schedule 6.2, there has not been with respect to the Businesses:

          (a) any change in the business, financial condition or results of operations of the Businesses that has had or could reasonably be expected to have a Material Adverse Effect;

          (b) any change in any of the Purchased Assets or any change in the manner of conducting the Businesses that has had or could reasonably be expected to have a Material Adverse Effect;

          (c) any damage, destruction or loss (whether or not covered by insurance) that has had or could reasonably be expected to have a Material Adverse Effect;

          (d) any material change in the accounting methods or principles of either Seller that would be required to be disclosed under U.S. GAAP or Canadian GAAP, as the case may be;

          (e) any material transaction made by either Seller relating to the Purchased Assets or the Businesses (including the acquisition or disposition of Purchased Assets) other than in the ordinary course of business consistent with past practice or as otherwise permitted or contemplated by this Agreement;

          (f) any lien, security interest or other encumbrance ("Lien") created or assumed by either Seller on any of the Purchased Assets other than (x) a Permitted Lien (as such term is defined in Section 4.13(a)), (y) personal property liens incurred in the ordinary course of business (e.g., equipment leases), or (z) the Senior Debt Liens. For purposes of this Agreement, "Senior Debt Liens" shall mean the Liens created under any of the collateral or ancillary documents related to the Amended and Restated Amendment, Restatement, General Provisions and Intercreditor Agreement dated as of September 23, 2002 among U.S. Industries, Inc., USI Global Corp., USI American Holdings, Inc., USI Atlantic Corp., Rexair Holdings, Inc., Rexair, Inc., the other subsidiaries of U.S. Industries, Inc. party thereto, Wilmington Trust Company and David A. Vanaskey, as Collateral Trustees (the "Collateral Trustees"), Bank of America, N.A., as Debt Coordinator, USI Agent, Rexair Agent and Rexair Collateral Agent, and the lenders party thereto, as amended from time to time, for the benefit of the secured parties named therein, including without limitation the Amended and Restated Pledge and Security Agreement dated as of August 15, 2001, conformed to the amendment and consent dated as of October 30, 2002, among U.S. Industries, Inc. and its subsidiaries party thereto and the Collateral Trustees and the Amended and Restated Collateral Trust Agreement dated as of August 15, 2001, conformed to the amendment and consent dated as of October 30, 2002, among U.S. Industries, Inc. and its subsidiaries party thereto and the Collateral Trustees, and the Pledge and Security Agreement dated as of January 15, 2002 by JLP in favour of the Collateral Trustees and the Moveable Hypothec dated July 18, 2002 by JLP in favour of Wilmington Trust Company, in each case as amended from time to time;

          (g) any grant of any severance or termination pay by JLP to any of its executive officers or directors or any increase in compensation or benefits payable by JLP under existing employment agreements or severance or termination pay policies to any of its employees other than (x) in the ordinary course of business consistent with past practices, including without limitation normal merit increases for employees as disclosed in Schedule 4.11, (y) increases or grants required by contracts or by applicable law as disclosed in Schedule 4.11, or (z) increases, agreements and bonuses disclosed in Schedule 4.11;

          (h) any employment, bonus or deferred compensation agreement with respect to the JLP Business entered into between JLP and any of its directors, officers or other employees, other than in the ordinary course or as disclosed in Schedule 4.11;

          (i) any entering into, amendment or termination of any material contract, agreement, lease, franchise, security, instrument, permit or license between either Seller and any party that has had or could reasonably be expected to have a Material Adverse Effect; or

          (j) any existing agreement or arrangement made by either Seller to take any action that would cause any representations or warranty in this Section 4.5 to be untrue or incorrect in any material respect.

     4.6  Inventory.

          Except for the Excess 24 Months Inventory, the Inventory of the Businesses in all material respects is of a quality and quantity usable in the ordinary course of business of the Sellers in accordance with past practices, except for obsolete items or items below standard quality as to which a provision determined in accordance with Canadian GAAP in a manner consistent with the prior practices of the Businesses has been made on the books of JLP or JI, as applicable.

     4.7  Receivables.

          The Accounts Receivable of the Businesses have arisen in the ordinary course of business and allowances in accordance with U.S. GAAP consistent with Sellers' past practices with respect to such Accounts Receivables have been set up on the books of the applicable Seller. There are no material clerical or mathematical errors in the Accounts Receivable.

     4.8  Tax Matters.

          Except as set forth on Schedule 4.8, (i) each Seller has filed (or caused to be filed) in a timely manner, all federal, state, provincial, local and foreign returns, reports, statements and forms required to be filed by it under the Internal Revenue Code (the "Code"), or applicable federal, state, provincial, local or foreign tax laws (the "Tax Returns") and such Tax Returns are true, complete and correct in all material respects; (ii) each Seller has paid (or the Seller group of which such Seller is or was a member has paid) ("Seller Group") all taxes that have been incurred or are due and for which either Seller could be liable whether to taxing authorities or to third parties ("Taxes"); (iii) there is no outstanding agreement, waiver or consent providing for an extension of the statutory period of limitations with respect to any Taxes or Tax Returns of either Seller and no power of attorney granted by any Seller with respect to any tax matter is currently in force; (iv) no tax liens (except for liens for Taxes not yet due) have been filed and to knowledge of each Seller there is no action, suit, proceeding, investigation, audit or claim now pending against either Seller with respect to any Taxes, or with respect to which either Seller could be severally liable under Treasury Regulation Section 1.1502-6 or any comparable state, provincial, local or foreign tax provisions; (v) each Seller has complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has deducted and/or remitted (where required by applicable law to do so) the amount of all Taxes and other deductions on account of payments made to all past or present employees, officers or directors, and to any non-resident, as the case may be, and is not liable for any taxes for failure to comply with such laws, rules and regulations; (vi) each Seller is not a party to or otherwise bound by any agreement or understanding providing for the allocation or sharing of Taxes or has any obligation or liability under any such agreement or understanding to which it was once a party or otherwise bound; and (vii) JLP has remitted to the appropriate tax authority when required by law to do so, all amounts collected on account of GST. Schedule 4.8 contains a list of any federal income tax audits of each Seller or Seller Group that were concluded by either the Internal Revenue Service or the Canada Customs and Revenue Agency with respect to Taxes of either Seller within three years of the date of this Agreement and which relate to the Business to any material extent. JI is not a "foreign person" within the meaning of Section 1445(b)(2) of the Code and will furnish and affidavit of this status substantially in the form of Exhibit C. JLP is not a non-resident of Canada for purposes of the Income Tax Act (Canada).

     4.9  Contracts.

          Each Seller has made available to Buyer complete and correct copies of all of the contracts, agreements, leases, purchase orders, arrangements, and/or commitments of any kind which relate to the Businesses listed on Schedule 4.9 that are in writing, and the descriptions contained in Schedule 4.9 of all items listed therein that are not in writing are complete and correct in all material respects. Except as disclosed in Schedule 4.9, neither Seller is in default under the terms of any Contract which default has had a Material Adverse Effect. Each of the Contracts is valid and in full force and effect and, to the knowledge of each Seller, no party has notified either Seller in writing of its intention to cease to perform any material services required to be performed by it or withhold any material payment required to be made by it thereunder.

     4.10 JLP Labor and Employment Matters.

          A list of all of the workers' compensation claims made by JLP's employees since April 1, 2001 is set forth in Schedule 4.10. Except as set forth on Schedule 4.10:

          (a) JLP is in compliance in all material respects with all applicable laws to which the JLP Business is subject, including, without limitation, laws respecting employment and employment practices, terms and conditions of employment, workplace health and safety, worker's compensation, plant closing, employment discrimination, pay equity, wages and hours of work. There are no outstanding charges or complaints against JLP relating to unfair labor practices or discrimination or under any legislation relating to employees. JLP has paid in full all amounts owing under the Workplace Safety and Insurance Act (Ontario) and the comparable Quebec legislation.

          (b) No litigation, administrative proceedings or investigations relating to labor or employment matters of the JLP Business, including, without limitation, those relating to employment discrimination, workplace health and safety, wrongful discharge, breach of contract and unfair labor practices are pending or, to the knowledge of JLP, threatened in writing, which is reasonably likely to result in a Material Adverse Effect.

          (c) There is no strike or other organized labor dispute, slowdown or stoppage pending, or, to the JLP's knowledge, threatened in writing, against or directly affecting the JLP Business.

          (d) JLP has not entered into any collective agreement or other contract with any labour union or employee association nor made commitments to or conducted negotiations with any labour unions or employee associations with respect to future agreements. To JLP's knowledge, no union organizational campaign or representation application or petition is currently pending with respect to the Employees (as defined in Section 4.11). (e) There has been no "mass layoff" as described in the Employment Standards Act (Ontario) with respect to the JLP Business within the 60 days prior to the date hereof. (f) No notice has been received by JLP of any complaint filed by any employee claiming that JLP has violated the Employment Standards Act (Ontario), the Human Rights Code (Ontario), or any applicable employee or human rights or similar legislation in any other jurisdictions in which the JLP Business is conducted. To the knowledge of JLP, there are no outstanding orders or charges against JLP under the
               Occupational Health & Safety Act (Ontario) or the comparable Quebec legislation. (g) All accruals for unpaid vacation pay except in respect of the salaried Employees have been reflected in the books and records of JLP.

     4.11 JLP Benefit Arrangements.

          (a)  Definitions.

               (i) The term "Employees" shall mean all of the employees actively employed (which for greater clarity, shall include those employees who, as of the Closing Date are on pregnancy or parental leave) by JLP in the JLP Business listed in
                    Schedule 4.11 and any employees hired by JLP in the ordinary course of business from the date hereof to the Closing Date following consultation with Buyer as to same, and the term "Employee" shall mean any of the Employees.

               (ii) The term  "Benefit  Arrangements"  shall  mean any (w) life, medical or health insurance (or other commitment providing for insurance coverage including, without limitation, any self-insured arrangements); (x) post-retirement, hospitalization, savings, bonus, stock option, stock appreciation, deferred compensation, incentive compensation, holiday, vacation, termination, severance pay, sick pay, sick leave, disability, retirement, tuition refund, patent award, service award, company car, car allowance, scholarship, fringe, or relocation benefits, contracts, plans, arrangements or agreements, including those contained in individual employment, consultancy, termination or severance contracts or in any plan, arrangement or agreement respecting any of the Employees; and (y) any other policies or practices of JLP providing employee or executive compensation or benefits to the Employees.

          (b)  Benefit Arrangements.

               (i)  Schedule  4.11  lists  all  material  Benefit   Arrangements
                    maintained by JLP for the Employees.

               (ii) JLP has  provided to Buyer true and  complete  copies of all material Benefit Arrangements, and any amendments thereto, together with all related documents including insurance policies, plan summaries and employee booklets.

               (iii)JLP does not maintain or contribute to a registered  pension plan, registered retirement savings plan or any other retirement plan in respect of the Employees.

     4.12 Litigation; Compliance with Laws.

          (a) There are no judicial or administrative actions, proceedings or investigations pending or, to the knowledge of each Seller, threatened in writing, that question the validity of this Agreement or any action taken or to be taken by such Seller in connection with this Agreement. There is no litigation, proceeding or governmental investigation pending or, to the knowledge of each Seller, threatened in writing, or any order, injunction or decree outstanding, against such Seller that, if adversely determined, would individually or in the aggregate, have a Material Adverse Effect on such Seller's ability to perform its obligations under this Agreement.

          (b) With respect to the Businesses (i) neither Seller is in violation of any applicable law, regulation, ordinance or any other applicable requirement of any governmental body or court, which violations in the aggregate would have a Material Adverse Effect, and (ii) no written notice has been received by either Seller alleging any such violations.

          (c) Except as disclosed in Schedule 4.12, there are no judicial or administrative actions or proceedings pending against either Seller or, to the knowledge of each Seller, threatened in writing, against such Seller with respect to the Businesses.

     4.13 JLP Real Property.

          (a) Schedule 4.13 sets forth all of the real property of the JLP Business owned by JLP (the "Owned Real Property"). Except as set forth on Schedule 4.13, JLP has good and marketable title to each parcel of Owned Real Property owned by it free and clear of all Liens, other than (i) those reflected in any title reports or title insurance policies with respect to the Owned Real Property that are listed on Schedule 4.13, copies of which have been previously provided or made available to Buyer, (ii) imperfections of title, easements, pledges, charges, restrictions and encumbrances, including without limitation, survey matters, landlord's liens, mechanics' liens, repairmen's liens and other similar liens, if any, that do not materially detract from the value of the property subject thereto or materially interfere with the manner in which it is currently being used in the JLP Business or materially impair the operations of the JLP Business, and (iii) taxes and general and special assessments not in default and payable without penalty or interest (liens of the type referred to in clauses (i) through (iii) above being hereinafter referred to as "Permitted Liens").

          (b) Schedule 4.13 sets forth a list of all of the real property leases in effect as of the date hereof with respect to the JLP Business under which JLP is a lessee (collectively, the "Leased Real Property"). JLP has made available to Buyer true, correct and complete copies of all such leases, including all amendments, modifications and renewals thereof. To JLP's knowledge, all such leases are valid, binding and enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and are in full force and effect as of the date hereof. There are no existing defaults by JLP beyond any applicable grace periods under such leases, except for defaults which would not have, individually or in the aggregate, a Material Adverse Effect, and JLP has not received any notice of default, except for defaults which would not have, individually or in the aggregate, a Material Adverse Effect.

          (c) JLP has the exclusive right to possess, use and occupy the Real Property.

     4.14 Proprietary Rights.

          (a) Schedule 4.14 sets forth a list of all Intellectual Property which has been registered or for which an application for registration is pending, in each case which are owned and used or held for use by either Seller in the Businesses and which do not constitute an Excluded Asset (each a "Proprietary Right"), specifying as to each, as applicable: (i) the nature of such Proprietary Right; (ii) the owner of such Proprietary Right;
               (iii) the jurisdictions by or in which such Proprietary Right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers, if available; and (iv) material licenses, sublicenses and other agreements to which either Seller is a party and pursuant to which any person is authorized to use such Proprietary Right.

          (b) Except as set forth on Schedule 4.14, neither Seller (i) is a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any Proprietary Right, and (ii) has any knowledge of any existing infringement by any other person of any Proprietary Right. Except as disclosed on Schedule 4.14, neither Proprietary Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by either Seller or restricting the licensing thereof by either Seller to any person. Buyer acknowledges that from time to time the products of the Sellers are sold and services of the Sellers are rendered to customers whose purchase orders sometimes contain agreements under which the Sellers may be required to defend, indemnify and hold the customer harmless against any charge of patent, trademark or copyright infringement and that the Uniform Commercial Code imposes a similar obligation where the products were and are made to the specifications of the customer. With the exception of the foregoing, and except as may be provided in items disclosed on Schedule 4.14, neither Seller has entered into any special agreement to indemnify any other person against any charge of infringement of any patent, trademark, service mark or copyright of the Businesses that is not an Excluded Asset.

          (c) The Sellers are the beneficial owners of the Intellectual Property free and clear of all encumbrances, and neither Seller is a party to or bound by any contract or other obligation whatsoever that limits or impairs the ability to sell, transfer or convey, or that otherwise affects the Intellectual Property, except as set forth in Schedule 4.14.

          (d) To the knowledge of the Sellers, the conduct of the Businesses does not infringe upon the patent, trademark and copyright rights of any other person. Sellers are not aware of any state of facts that would invalidate or render unenforceable any Intellectual Property.

     4.15 JLP Environmental Matters.

          (a)  Definitions.

               (i) "Environmental Laws" shall mean any and all Canadian federal, provincial, municipal and local statutes, laws, regulations, codes, ordinances, judgments, orders, decrees, permits, licences, agreements, policies, rules, or other governmental restrictions having the force of law in each case as in effect on the date hereof that have as their principal purpose the protection of the environment, occupational health and safety, health protection or of human health or that relate to the generation, handling, storage, treatment, transport, disposal, use or exposure to Hazardous Substances, including but not limited to the Environmental Protection Act (Ontario) and the regulations promulgated thereunder.

               (ii) "Environmental  Liabilities"  shall  mean  any  Damages  (as defined in Section 9.1) or obligations, including but not limited to the conduct of any Remedial Action, arising out of the ownership or operation of the JLP Business or the ownership, operation or condition of the Owned Real Property, to the extent based upon (i) violation of or liability under any Environmental Law, (ii) a failure to obtain, maintain or comply with any Environmental Permit, directive, order or notice of violation under, or any requirement of, any Environmental Law, (iii) a Release of any Hazardous Substance at, on or under the Owned Real Property, or any investigation, remediation, removal, clean-up or monitoring of any Hazardous Substances required under Environmental Law or required by a governmental authority at, on or under the Owned Real Property, or (iv) the use, generation, storage, transportation, treatment, sale or other off-site disposal of Hazardous Substances generated by or otherwise used in the JLP Business.

               (iii)"Environmental  Permits"  shall mean all permits,  licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Law and relating to the JLP Business.

               (iv) "Hazardous Substance" shall mean any pollutant,  contaminant or any toxic, radioactive or otherwise hazardous substance or waste, as such terms are regulated by, defined in, or identified pursuant to, any Environmental Law including, without limitation, asbestos and polychlorinated biphenyls, excluding, however, radon, mold, biological agents, medical waste and lead-based paint.

               (v) "On-Site Matters" shall mean any environmental conditions at the Owned Real Property in breach of Environmental Laws, including the existence of any Hazardous Substances within any improvements thereon or in, on or under the soil, substrata or groundwater thereof as at the Closing Date such as the VOC Matter, and any Remedial Action required as a result thereof.

               (vi) "Post-Closing  Environmental  Liabilities"  shall  mean  any
                    Environmental Liabilities to the extent arising out of the ownership, operation or condition of the JLP Business or the Owned Real Property at any time after the Effective Date.

               (vii)"Pre-Closing   Environmental  Liabilities"  shall  mean  any
                    Environmental Liabilities to the extent arising out of the ownership, operation or condition of any of the JLP Business or the Owned Real Property on or at any time prior to the Effective Date.

               (viii)  "Release"  shall  mean  any  release,   spill,  emission,
                    exhaust, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Substances not permitted by prevailing and applicable Environmental Laws or Environmental Permits, in or into air, soil, water, groundwater or other media.

               (ix) "Remedial  Action" shall mean any response  action,  removal action, remedial action, closure, corrective action, permitting, licensing, monitoring program, risk assessment, deed restriction, sampling program, investigation or other activity required, allowed by or consistent with any Environmental Law or governmental authority to investigate, clean up, remove, remediate, treat, abate or otherwise address any Hazardous Substance or to satisfy the requirement of any applicable Environmental Law, including by way of example and not limitation, (i) obtaining any Environmental Permits necessary to conduct any such work;
                    (ii) preparing, implementing and overseeing any plans or studies for such work, (iii) use of consultants, attorneys, contractors and other professionals to manage, investigate or otherwise address any matter regarding Hazardous Substance(s); (iv) obtaining a "no further action" letter or similar written notice from a governmental authority with jurisdiction over the issue in question stating that no material additional work is required by such governmental authority with regard to the matter presented for resolution by such Authority (an "NFA Letter"), or (v) any other activities required under Environmental Laws to address Hazardous Substances at the property in question where those substances exceed standards or criteria applicable to the Owned Real Property or the JLP Business given its use or operation at the time of Effective Date.

               (x) "VOC Matter" shall mean the presence of any chlorinated solvent contamination at, on, in or under the Owned Real Property, including but not limited to, the soil, substrata or groundwater thereof, as described in the URS Phase I Environmental Site Assessment dated January 13, 2003 (the "URS Report").

          (b) Except as set forth on Schedule 4.15, except with respect to the On-Site Matters and except as to matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

               (i) no written notice, claim, investigation, litigation, administrative proceedings, complaint or penalty in the three years prior to the date hereof has been received by JLP or the JLP Business and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of JLP, threatened which allege a violation of or a liability under any Environmental Law, in each case relating to the Real Property or JLP Business and arising out of any Environmental Law or relating to the Release of any Hazardous Substances;

               (ii) the JLP  Business  has been  operated in  compliance  in all material respects with applicable Environmental Laws and its Environmental Permits, and JLP and the JLP Business has not used, except in compliance with all Environmental Laws, the Real Property to generate, manufacture, process, distribute, treat, store, dispose of, transfer or handle any Hazardous Substance;

               (iii)the JLP  Business  has all  material  Environmental  Permits necessary for the operation of the JLP Business to comply with all applicable Environmental Laws and, there are no proceedings pending or threatened to revoke such Environmental Permits;

               (iv) to the  knowledge  of JLP,  there has been no  Release  of a
                    Hazardous  Substance  and no  Hazardous  Substance  has been
                    identified  in  soil  or   groundwater   at  levels  not  in
                    compliance with applicable Environmental Law at (i) the Owned Real Property, or (ii) any other location as a result of the operation of the JLP Business;

               (v) since the date the Owned Real Property was acquired by JLP, it has been used in compliance with all requirements of Environmental Laws, and since the date the Leased Real Property was leased by JLP, it has been used in compliance with all requirements of Environmental Laws;

               (vi) all Hazardous  Substances  used by JLP in connection with or resulting from the JLP Business have been disposed of, treated and stored in compliance with all Environmental Laws; and

               (vii)JLP has  provided  Buyer with  access to its data room which contains all reports of real estate, environmental assessments, soil or groundwater investigations or Remedial Actions associated therewith of which it is aware, relating to the Owned Real Property.

     4.16 Title to Purchased Assets.

          Sellers are the beneficial owners of and have a good and marketable title to all of the Purchased Assets, free and clear of all liens whatsoever, except for:

          (a) Permitted Liens and the personal property liens incurred in the ordinary course of business (e.g., equipment leases); and

          (b) the Senior Debt Liens and Liens in favour of USI Canada Inc., all of which will be released as against the Purchased Assets concurrently with the conveyance of the Purchased Assets to Buyer on the Closing Date.

          No person owns any of the Purchased Assets which are being used in the Businesses, except for the Leased Real Property, and personal property leased by the Sellers.

     4.17 Insurance.

          The Sellers have the Purchased Assets insured against loss or damage by all insurable hazards or risks on a replacement cost basis and such insurance will continue in full force and effect to and including the Closing Date.

     4.18 Exceptions.

          Any exception to the representations and warranties  contained in this
          Section 4 which are set forth on the Schedules will be deemed to be representations and warranties as if made hereunder, as provided in this Section 4. Notwithstanding the foregoing, an exception or qualification set forth in the Schedules with respect to a particular representation and warranty shall be deemed to be an exception or qualification with respect to all other applicable representations and warranties to the extent the description of the facts regarding the event, item or matter disclosed is adequate so as to make reasonably clear or otherwise make the Buyer reasonably aware that such exception or qualification is applicable to such other representations and warranties whether or not such exception or qualification is so numbered.

5.   Representations and Warranties of Buyer.

     Buyer represents and warrants to each Seller and confirms that Sellers are relying on the accuracy of each of such representations and warranties in connection with the sale of the Purchased Assets and the completion of the other transactions hereunder as follows:

     5.1  Buyer's Organization.

          Buyer is a corporation duly organized and validly existing under the laws of the Province of Ontario and has the full corporate power and authority to enter into and to perform this Agreement.

     5.2  Authorization of Agreement.

          The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly authorized by all necessary corporate and stockholder action of Buyer and this Agreement constitutes the valid and binding obligation of Buyer enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3  No Conflict; Consents of Third Parties.

          The  execution,  delivery and  performance  of this Agreement by Buyer will not (i) violate or conflict with the certificate of incorporation, by-laws or other constitutional documents of Buyer;
          (ii) conflict with, or result in the breach or termination of, or constitute a default under (whether with notice or lapse of time or both), or accelerate or permit the acceleration of the performance required by, any indenture, mortgage, lien, lease, agreement, commitment or other instrument or any order, judgment or decree, to which Buyer is a party or by which it or its properties are bound; or
          (iii) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to Buyer, other than violations, conflicts, breaches, terminations, accelerations and defaults specified in the foregoing clauses (ii) and (iii) which could not reasonably be expected to have a material adverse effect on Buyer's ability to perform its obligations under this Agreement. Other than the consent or approval of the Toronto Stock Exchange ("TSX") and the American Stock Exchange ("AMEX") to the issuance of the Convertible Note by Buyer to JI, which Buyer covenants to use all reasonable efforts to obtain prior to the Closing Date, no consent, approval or authorization of any governmental authority is required on the part of Buyer in connection with the execution, delivery and performance of this Agreement.

     5.4  Litigation.

          There are no judicial or administrative actions, proceedings or investigations pending or, to the Buyer's knowledge, threatened, that question the validity of this Agreement or any action taken or to be taken by Buyer in connection with this Agreement. There is no litigation, proceeding or governmental investigation pending or, to Buyer's knowledge, threatened, or any order, injunction or decree outstanding, against the Buyer that, if adversely determined, could reasonably be expected to have a material adverse effect upon Buyer's ability to perform its obligations under this Agreement.

     5.5  Financing.

          Buyer has all funds, or has delivered copies of commitments from financial institutions as to the provision of funds, necessary to pay the Purchase Price and related fees and expenses, and (assuming the availability of any such funding from financial institutions) Buyer has the financial capacity to perform all of its other obligations under this Agreement and the closing documents to be executed hereunder. Buyer, immediately after the Closing, will be solvent, will be able to meet its obligations and debts as they become due, the value of Buyer's assets at such time will exceed Buyer's liabilities, and Buyer will have adequate capital for the conduct of the Business.

     5.6  Excise Tax Act.

          Buyer is, or will on the Closing Date be, a registrant for purposes of
          Part IX of the Excise Tax Act (Canada) and is acquiring under this Agreement ownership, possession or use of all or substantially all of the property that can reasonably be regarded as being necessary for Buyer to be capable of carrying on the JLP Business as a business.

     5.7  Investment Canada.

          Buyer is a WTO investor  within the meaning of the  Investment  Canada
          Act.

     5.8  Securities Matters.

          (a) Buyer has all requisite legal and corporate power and authority to sell, issue and deliver the Shares.

          (b) Subject to compliance with the requirements of the TSX and the AMEX, and Buyer covenants to use all reasonable efforts to maintain compliance with such requirements as they relate to the matters contemplated in this Agreement, Buyer has taken all corporate and legal action necessary to sell and issue the Convertible Note and to create the Shares. Buyer has reserved and allotted the common shares in the capital of Buyer (the "Common Shares") issuable upon the conversion of the Convertible Note or the Shares (the "Converted Shares") and, upon the conversion of the Convertible Note or the Shares in accordance with their terms, the Converted Shares will be issued and outstanding as fully paid and non-assessable Common Shares.

          (c) The authorized capital of Buyer consists of an unlimited number of Common Shares and an unlimited number of preference shares issuable in series of which 6,104,300 Common Shares (and no other shares) are outstanding as fully paid and non-assessable shares.

          (d) The outstanding Common Shares of Buyer are listed and posted for trading on the TSX and the AMEX. No order ceasing or suspending trading in any securities of Buyer has been issued and no proceedings for such purpose are pending or, to the knowledge of Buyer, threatened. As of the Closing Date, the Converted Shares will be approved by each of the TSX and the AMEX for posting and listing for trading on the TSX and the AMEX, respectively, once converted by the holder or holders of any such Shares, and subject to satisfaction of the usual conditions imposed by each of the TSX and the AMEX.

          (e) Except as disclosed in Schedule 5.8, no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right or privilege capable of becoming a right, agreement or option, for the purchase, subscription or issuance of any Shares or any other preference shares of Buyer or any Common Shares or any other security convertible into or exchangeable for Shares or any other preference shares or Common Shares.

          (f) Buyer is a reporting issuer, or the equivalent thereof, under the Securities Laws. Buyer is not in default in any material respect of any requirement of the Securities Laws and Buyer is not included on a list of defaulting reporting issuers maintained by the securities regulators of any of the jurisdictions referred to in the definition of Securities Laws. For the purposes of this
               Section 5.8, "Securities Laws" means the securities laws, regulations, rules, rulings and orders in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and in the United States, the applicable policy statements issued by the securities regulators in each of these jurisdictions, and the rules of the TSX and the AMEX.

          (g)

               (i) Buyer has timely filed all forms, reports and documents with the U.S. Securities and Exchange Commission ("SEC") required to be filed by it since January 1, 2002 pursuant to the Securities Act of 1933, as amended, and the rule and regulations promulgated thereunder (the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") (collectively, the "SEC Reports"), all of which have complied, at the time filed, in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder. None of such SEC Reports, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (ii) the balance sheets and the related statements of operations, cash flows and shareholders' equity (including the notes thereto) of Buyer and its subsidiaries contained or incorporated by reference in the SEC Reports comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and present fairly the financial position and stockholders' equity of Buyer and its subsidiaries as of their respective dates, and results of their operations and their cash flows for the periods presented therein subject to the exceptions stated therein, in conformity with U.S. GAAP applied on a consistent basis, (i) except as otherwise noted therein, (ii) subject in the case of unaudited financial statements to normal year-end audit adjustments, and (iii) except that the unaudited financial statements may not contain all of the footnote disclosures required by U.S. GAAP.

          (h) As of the Closing Date, Buyer will be a "qualifying issuer" under Multilateral Instrument 45-102 - Resale of Securities, such that the Shares and the Converted Shares will be subject to a statutory four-month hold period in Canada.

          (i) Other than the filing by Buyer of a confidential material change report in connection with the transactions provided for in this Agreement, Buyer is in compliance at the date hereof with its obligations to make timely disclosure of all material changes relating to it and no such disclosure has been made on a confidential basis and there is no material change relating to Buyer which has occurred and with respect to which the requisite material change report has not been filed.

          (j) The execution and delivery of this Agreement, the performance and compliance with the terms hereof and the completion of the transactions described herein by Buyer will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the Securities Laws applicable to Buyer.

6.   Further Agreements of the Parties.

     6.1  Access to Information.

          Until the earlier of the Closing or the termination of this Agreement, Buyer may make such investigation of the business and properties of the Businesses as Buyer may desire, and upon reasonable notice, each Seller shall give to Buyer and its counsel, accountants and other representatives reasonable access, during normal business hours throughout the period prior to the Closing, to the property, books, commitments, agreements, records, files and personnel of the Businesses, and each Seller shall furnish to Buyer during that period all copies of documents and information concerning the Businesses as Buyer may reasonably request subject to applicable law and any applicable confidentiality obligations. At Buyer's request each Seller shall co-operate with Buyer in arranging such meetings as Buyer shall reasonably request with employees of the Businesses, customers, suppliers, distributors or others who have or have had a business relationship with Sellers in respect of the Businesses. Buyer shall hold, and shall cause its counsel, accountants and other agents and representatives to hold, all such information and documents in accordance with, and subject to the terms of, the confidentiality agreement previously executed by Buyer with respect to this transaction.

     6.2  Conduct of the Business Pending the Closing.

                  Until the earlier of the Closing or the termination of this Agreement, except as otherwise set forth in Schedule 6.2 or contemplated by this Agreement, each Seller shall comply with the provisions set forth below:

          (a) each Seller shall operate the Business in the ordinary course consistent with past practises;

          (b) each Seller shall promptly notify Buyer of, and furnish to Buyer, any information that Buyer may reasonably request with respect to the occurrence of any event or the existence of any state of facts that would result in any of such Seller's representations and warranties not being true if they were made as of the Closing Date;

          (c) except as provided for under the Benefit Arrangements or as required by law, JLP shall not (i) grant or agree to grant any bonuses to any Employee to the extent such obligation would constitute an Assumed Liability, (ii) grant any general increase in the rates of salaries or compensation of the Employees or
               (iii) any specific increase in the rates of salaries or compensation to any Employee except such as are in accordance with regularly scheduled periodic increases, or (iv) provide for any new pension, retirement or other employment benefits to any Employees or any increase in any existing benefits to any Employees;

          (d) neither Seller shall amend its certificate of incorporation or by-laws or enter into any merger or consolidation agreement, in either case to the extent any such action would have a material adverse effect on this transaction;

          (e) each Seller shall use reasonable efforts to maintain and preserve the Businesses intact, and to maintain its relationships with customers, suppliers and others so that those relationships will be preserved after the Closing;

          (f) JLP shall use reasonable efforts to retain its present active employees so that they will be available to Buyer after the Closing;

          (g) neither Seller shall sell, assign, voluntarily encumber, grant a security interest in or license with respect to, or dispose of, any of its material assets or properties, tangible or intangible, relating to the Businesses, or incur any material liabilities relating to the Businesses, except for sales and dispositions made, or liabilities incurred, in the ordinary course of business; and

          (h) each Seller shall maintain in full force and effect all insurance currently maintained by such Seller with respect to the Business.

     6.3  Employee and Employee Benefit Matters.

          Buyer agrees to employ all of the Employees on terms and conditions substantially similar to those enjoyed by them as at the Effective Date. All of the Employees who accept Buyer's offer of employment are the "Transferred Employees". Prior to the Closing Date, JLP and JI will assist Buyer in identifying, and give Buyer reasonable access to, the key employees of the Businesses to permit Buyer to enter into negotiations for employment arrangements or contracts with such key employees. Buyer will make the necessary arrangements at or before the Closing Date to provide the Transferred Employees with new benefit plans so that all of such employees are provided with benefits substantially similar to those presently enjoyed by them and Buyer agrees to assume liability for all claims incurred under or to be covered by any such new benefit plans. Buyer agrees to recognize all of the prior service of the Transferred Employees with JLP for all purposes in respect of such employees' employment with Buyer and the termination thereof including, without limitation, such employees' entitlements on termination of employment with JLP and/or Buyer. All offers of employment made hereunder shall be conditional upon the closing of the transactions contemplated herein.

     6.4  Other Action.

          Until the termination of this Agreement, each of the parties shall use its best efforts to cause the fulfillment at the earliest practicable date but, in any event, prior to the Closing Date, of all of the conditions to their respective obligations to consummate the transactions under this Agreement.

     6.5  Notices.

          Until the termination of this Agreement, each party shall promptly notify the other party in writing of, and furnish to such party any information that such party may reasonably request with respect to, the occurrence of any event or the existence of any state of facts that would (a) result in the party's representations and warranties not being true if they were made as of the Closing Date, or (b) impair the party's ability to perform its obligations under this Agreement.

     6.6  Expenses.

          Except as otherwise specifically provided in this Agreement, each party hereto shall bear its own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement.

6.7      Publicity.

          Buyer and Sellers shall consult with each other before issuing any press release or material change report concerning the Transaction and, except as may be required by applicable law or a regulatory authority having jurisdiction over one of the parties or their affiliates, will not issue a press release or material change report prior to such consultation without having first used its best efforts to engage in such consultation.

     6.8  Transfer Taxes.

          Buyer shall be liable for and shall pay all sales taxes, transfer or gains taxes (including real property transfer taxes but excluding any taxes based on income or capital taxes), goods and services taxes, recording fees or any other taxes, duties or fees of any jurisdiction payable as a result of the sale of the Purchased Assets or any other action contemplated by this Agreement.

     6.9  Supplement to Disclosures.

          On the Closing Date, Sellers shall have the right to supplement or amend the disclosure Schedules with respect to any matter, condition or occurrence hereafter arising which, if existing at, or occurring prior to or on, the date of this Agreement, would have been required to be set forth or described in the disclosure Schedules. No supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect on Buyer's indemnification rights provided for in Article 9 hereof, or have any effect for the purpose of determining the satisfaction of the conditions set forth in Article 7 hereof or the compliance by Sellers with any covenant set forth herein.

     6.10 Preservation of Records.

          Buyer will at its own expense preserve and keep the records of JLP and JI for such period of time after the Closing Date as may be required or recommended by any government agency or with respect to ongoing litigation or to enable JI or JLP to respond to and close out prior years' tax audits and assessments, and shall make such records available to JLP and JI as they may reasonably require. Following such period, Buyer shall provide JLP and JI with at least 90 days prior written notice of any proposed destruction of the said JLP and JI records, and if so requested by JLP or JI, permit JLP or JI to remove such records from Buyer's premises at the sole expense of JLP or JI.

     6.11 Certain Post-Closing Assistance by the Buyer.

          (a) Buyer agrees to cause the appropriate personnel, at no cost or expense to JLP and JI (except for out-of-pocket expenses), to

               (i) prepare all customary accounting, tax, employment, benefits related and similar reports for periods up to the Closing Date provided that such assistance does not exceed 100 man-hours of time; and

               (ii) assist  JLP  and JI in the  prosecution  or  defense  of any claims and litigation which Buyer has not assumed;

          all as may be reasonably requested by JLP and JI and provided that such assistance does not unreasonably disrupt the ordinary business operations of Buyer.

          (b) Buyer recognizes that Sellers will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information that Buyer may have to the extent that such records and information pertain to events occurring on or prior to the Closing Date with respect to the Businesses. Buyer agrees (i) to use its reasonable best efforts to retain and properly store such records for the period ending on the expiration of the applicable statutes of limitation (giving effect to any extensions thereof) but in any event not to exceed the seventh anniversary of the Closing Date and thereafter not to dispose of such records without first offering them to Sellers; and (ii) to allow Sellers and their agents and representatives at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Sellers reasonably deem necessary or appropriate from time to time, such activities to be conducted during normal business hours.

     6.12 Treasury Matters.

          Sellers and/or their affiliates, are parties to or financially supported by certain letters of credit, bonding arrangements and/or guarantees, related to the Businesses, listed in Schedule 6.12 (the "Credit Support Documents"). The parties shall use their reasonable best efforts to terminate the Credit Support Documents as soon as practicable after the Closing. Buyer shall cause the obligations relating to the Purchased Assets which are secured by the Credit Support Documents and which relate to Buyer's operation of the Businesses after the Closing to be discharged in such a manner that Sellers and their affiliates will not be required to make any payments under the Credit Support Documents in relation thereto. Should any such payments be required and paid, Buyer shall reimburse the party making payment upon demand. It is understood that Buyer shall not have any right to incur any new obligations secured or supported by the Credit Support Documents after the Closing.

     6.13 Use of Trade Names and Trademarks.

          On and after the Closing, Buyer shall not, except pursuant to the License Agreement, have any right, title or interest in and to, nor shall Buyer use, the names "Jacuzzi", "Jacuzzi Bros.", "Jacuzzi
          Leisure Products" or "U.S. Industries", or any combination or derivation of such name, or any trade name, logo or trademark containing or using any such name.

     6.14 Covenant Not to Compete.

          (a) Subject to Section 6.22, each Seller agrees that neither it nor any of its affiliates shall at any time during the period in which the License Agreement is in effect, directly or indirectly engage in, or have any ownership interest in, any firm, corporation, partnership, proprietorship or other business entity that engages in a business that competes directly with the Businesses in the territories covered by the License Agreement; provided, however, that it shall not be a violation of this Section to (i) own, directly or indirectly, solely for investment purposes, securities of any person that are traded on a national securities exchange or the NASDAQ Stock Market (or a recognized securities exchange outside the U.S.), if Sellers or their affiliates do not, directly or indirectly, collectively own more than 5% or more of any class of securities of such person, (ii) directly or indirectly acquire, be acquired by or merge with any person, if less than 10% of the sales revenues of such person for its most recently completed fiscal year were derived from products that compete with any products sold by the Businesses or under development with respect to the Businesses, or (iii) continue operating existing lines of business, other than the Businesses, consistent with past practice.

          (b) JI covenants and agrees that in the event it sells its water systems business to Dan Van Duinen or a corporation controlled by him prior to March 29, 2005, it will, as a condition of such sale, require Dan Van Duinen and/or such corporation to agree with Buyer that neither he nor such corporation will directly or indirectly engage in, or have any ownership interest in, any firm, corporation, partnership, proprietorship or other business entity that engages in a business that competes directly with the Businesses in the territories covered by the License Agreement during the period from the date of such sale to March 29, 2005; provided, however, that it shall not be a violation of such covenant for Dan Van Duinen and/or such corporation to (i) own, directly or indirectly, solely for investment purposes, securities of any person that are traded on a national securities exchange or the NASDAQ Stock Market (or a recognized securities exchange outside the U.S.), if Dan Van Duinen and/or such corporation or its affiliates do not, directly or indirectly, collectively own more than 5% or more of any class of securities of such person, (ii) directly or indirectly acquire, be acquired by or merge with any person, if less than 10% of the sales revenues of such person for its most recently completed fiscal year were derived from products that compete with any products sold by the Businesses or under development with respect to the Businesses, or (iii) continue operating existing lines of business, other than the Businesses, consistent with past practice.

          (c) From and after the Closing Date, Sellers shall keep secret and retain in confidence, and shall not use for the benefit of themselves or others except in connection with the provision of services to Buyer and its affiliates under the License Agreement and the Manufacturing Services Agreement, all confidential documents and information concerning the Businesses, unless compelled to disclose such documents or information by court order, subpoena or other legal process, in which case Sellers must, if possible, give Buyer written notice as soon as possible upon receipt of the subpoena or court order, prior to such disclosure so that Buyer may seek a protective order or other appropriate remedy. If no such protective order or other remedy is obtained or Buyer waives compliance with the terms of this Section, Sellers will furnish only that portion of the applicable documents and/or information which they are advised by counsel is legally required and will exercise their reasonable best efforts to obtain reliable assurance that confidential treatment will be accorded such documents and/or information.

          (d) Each Seller acknowledges that the covenants contained in this Section were a material and necessary inducement for Buyer to agree to the transactions contemplated hereby, and that violation of any covenants contained in this Section will cause irreparable and continuing damage to Buyer, that Buyer shall be entitled to injunctive or other equitable relief by any arbitrators appointed under Section 10.4 restraining any further violation of such covenants and that such injunctive relief shall be cumulative and in addition to any other rights or remedies to which Buyer may be entitled. Moreover, Sellers hereby waive, in any action for specific performance of this Section, the defense of adequacy of a remedy at law and any requirement for the securing or posting of any bond in connection with any such remedy.

          (e)  If it is ever held by any  arbitrators  appointed  under  Section
               10.4 that the restrictions placed on any party to this Agreement by this Section are too onerous and are not necessary for the protection of the other party or parties hereto, each party to this Agreement agrees that such arbitrators may impose lesser restrictions which such arbitrators may consider to be necessary or appropriate to properly protect the other party or parties hereto.

     6.15 Tax Covenants.

          Buyer covenants that it will not, nor will it permit any of its affiliates, (i) to take any action on the Closing Date other than in the ordinary course of business that could give rise to any tax liability or reduce any tax asset of the Sellers or the Seller Group or give rise to any loss of either Seller or the Seller Group under this Agreement, or (ii) to make or change any tax election or amend any tax return that results in any increased tax liability or reduction of any tax asset of any Seller or the Seller Group in respect of any tax period (or portion thereof) ending on or prior to the Closing Date.

     6.16 Pro-ration Relating to Real Estate and Other Taxes.

          (a) All real property taxes, utilities and other items usually adjusted on the closing of a real property transaction and all personal property taxes and similar ad valorem obligations levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Sellers and Buyer based on the number of days of such taxable period prior to and including the Closing Date (with respect to any such taxable period, the "Pre-Closing Tax Period"). Sellers shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such taxes that is attributable to the Post-Closing Tax Period.

          (b) Apportioned Obligations shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable law. The paying party shall be entitled to reimbursement from the non-paying party in accordance with this
               Section 6.16(b). Upon payment of any such Apportioned Obligation, the paying party shall present a statement to the non-paying party setting forth the amount of reimbursement to which the party is entitled under Section 6.16(a) together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying party shall make such reimbursement promptly but in no event later than 10 days after the presentation of such statement. Any payment not made within such time shall bear interest at the rate set of 8% per annum for each day until paid.

          (c) The forgoing notwithstanding, no party shall be entitled to reimbursement under this Section to the extent such party has been otherwise compensated for such matter pursuant to the Purchase Price adjustment under Section 2.4.

     6.17 Certain Canadian Tax Elections.

          (a) JLP and Buyer shall jointly execute an election under Section 167 of the Excise Tax Act (Canada) and Section 75.1 of An Act Respecting the Quebec Sales Tax in the forms prescribed for such purposes along with any documentation necessary or desirable in order to effect JLP's transfer of Purchased Assets to Buyer without payment of any GST or Quebec Sales Tax ("QST"). On or prior to the Closing Date, Buyer shall provide JLP with its registration numbers under Part IX of the Excise Tax Act (Canada) and An Act Respecting the Quebec Sales Tax. Buyer shall file the election forms referred to above, along with any documentation necessary or desirable to give effect to such, with the Canada Customs and Revenue Agency and the Ministere du Revenu du Quebec together with Buyer's GST and QST returns for the reporting period in which the transactions contemplated herein are consummated. Notwithstanding the foregoing, if the GST or QST elections referred to above are not acceptable to the Canada Customs and Revenue Agency and/or the Ministere du Revenu du Quebec, Buyer shall pay to JLP, the applicable GST and QST.

          (b) Buyer and the JLP agree to elect jointly in the prescribed forms under Section 22 of the Income Tax Act (Canada) and Section 184 of the Taxation Act (Quebec) as to the sale of the accounts receivable forming part of the Purchased Assets transferred by JLP to Buyer and described in Section 22 of the Income Tax Act (Canada) and Section 184 of the Taxation Act (Quebec) and to designate in such elections the face value of such accounts receivable and an amount equal to the portion of the Purchase Price allocated to such assets pursuant to Schedule 2.5, as adjusted pursuant to Section 2.4 as the consideration paid by the Buyer therefor. JLP and Buyer shall each file such election with the Canada Customs and Revenue Agency and the Ministere du Revenu du Quebec forthwith after execution thereof, and, in any event, with the respective income Tax Returns for the year of sale to make such election.

          (c) If applicable, JLP and Buyer shall file an election under Section 20(24) of the Income Tax Act (Canada) and the corresponding sections of any applicable provincial statute and any regulations under such statutes in a manner consistent with the allocation of the Purchased Assets transferred by JLP to Buyer under Schedule 2.5, as adjusted pursuant to Section 2.4. The parties hereto further agree to make jointly the necessary elections and execute and file, within the prescribed periods, the prescribed election forms and any other documents required to give effect to the foregoing.

     6.18 Removal of Purchased Assets.

          Subject to the Transition Services Agreement (as defined in Schedule 8.1(l)), Buyer shall:

          (a) within 30 days of the completion of the Manufacturing Services Agreement, have reasonable access to JI's facility in Little Rock, Arkansas; and

          (b) within 30 days of the end of the Transition Services Agreement, have reasonable access to JLP's facility in Orillia, Ontario,

          to remove at its own expense any of the Purchased Assets located at such facilities.

     6.19 Removal of Non-Purchased Assets.

          Subject to the Transition Services Agreement, JLP shall within 30 days of the end of the Transition Services Agreement, have reasonable access to the Owned Real Property to remove, at its own expense, any of the Excluded Assets located at the Owned Real Property.

     6.20 Payment of Trade Payables

          Sellers shall pay all of the Trade Payables as and when they become due consistent with past practices except for any such trade payables which the Sellers, acting reasonably, dispute.

     6.21 Collection of Collection Accounts Receivable

          From and after the Closing Date, Buyer shall promptly collect on behalf of Sellers all of the Excluded Accounts Receivable other than the Foreign Accounts Receivable (the "Collection Accounts Receivable") at no cost to Sellers and for a period commencing on the Closing Date and expiring 150 days thereafter unless sooner terminated by Sellers (the "Collection Period"). Buyer shall inform Sellers of any dispute in connection with a Collection Accounts Receivable in a reasonable and timely fashion, and Buyer shall not waive, settle or compromise the collection of or grant any rebates or credits in respect of the Collection Accounts Receivable. Except in the case of a Collection Accounts Receivable disputed in good faith by a customer, any amounts collected by Buyer from a customer of the Businesses shall be applied in the manner specified by the customer or if not so specified, to the Collection Accounts Receivable of such customer, provided that Buyer shall act in good faith in collecting the Collection Accounts Receivable, and in particular, shall not encourage, request or suggest to customers owing Collection Accounts Receivable that they specify that any amounts paid by them not be applied to the Collection Accounts Receivable of such customers. Buyer shall consult with and provide Sellers with all relevant information concerning the collection of the Collection Accounts Receivable as reasonably requested by Sellers. Buyer covenants and agrees that all monies received from and after the Closing Date on account of the Collection Accounts Receivable shall be paid forthwith into separate accounts of Sellers as directed from time to time by Sellers. Upon the expiry of the Collection Period, Buyer's obligation to collect and remit the Collection Accounts Receivable shall cease and thereupon Buyer shall re-deliver to Sellers all books and records necessary for Sellers to collect the uncollected Collection Accounts Receivable or shall provide full and free access thereto during normal business hours to Sellers or their representatives and shall permit the Sellers to make copies at the Sellers' expense of such books and records. From and after the expiry of the Collection Period, any payments received by Buyer on account of the Collection Accounts Receivable shall be remitted forthwith to Sellers.

     6.22 Sale of Pool Cleaner Inventory

          From and after the Closing Date, Buyer shall, as agent of Sellers, sell the Pool Cleaner Inventory on a consignment basis as part of the ordinary course operations of the Businesses provided that Buyer may discount the list price of same with use of normal multipliers by 20 percent or such greater percentage as Buyer and Sellers may agree if, after Buyer having used its reasonable commercial efforts to sell such Pool Cleaner Inventory, Buyer and Sellers determine that an additional discount is required to clear out such inventory. Buyer shall be entitled to a 16 percent commission on the sale price of all Pool Cleaner Inventory sold by it hereunder. Buyer covenants and agrees that all monies received from and after the Closing Date on account of the Pool Cleaner Inventory less Buyer's commission shall be paid forthwith into separate accounts of Sellers as directed from time to time by Sellers.

     6.23 Receipt by Sellers of Accounts Receivable

          From and after the Closing Date, Sellers agree that, to the extent they (or either of them) receive payment on account of Accounts Receivable (the "Post-Closing Accounts Receivable Receipts"), Sellers shall receive and hold all of such Post-Closing Accounts Receivable Receipts in trust for the benefit of Buyer. Sellers shall provide written reports to Buyer on or before the close of business on each Tuesday and Friday after the Closing Date. Each report shall contain particulars of Post-Closing Accounts Receivable Receipts (with supporting documentation reasonably requested by Buyer) received by Sellers up to the close of business on (i) the immediately preceding Friday for each report to be delivered by Sellers on a Tuesday and
          (ii) the immediately preceding Tuesday for each report to be delivered by Sellers on a Friday. Sellers shall wire transfer to Buyer, in accordance with wire transfer instructions to be provided by Buyer to Sellers, the Post-Closing Accounts Receivable Receipts in respect of each reporting period as contemplated by this Section 6.23 on the Business Day immediately following the day on which a report is required to be provided hereunder. In the event that Sellers do not provide any reports or make any payments as required by this Section 6.23, Buyer may provide a written notice of default to Sellers directing that Sellers provide any report or make any payment which has not been provided or made as required by this Section 6.23. In the event that Sellers have not rectified any such default after the expiry of 5 Business Days after the Business Day on which Buyer has provided such notice of default to Sellers, such continued default by Sellers shall constitute an "Accounts Receivable Reporting/Remittance Default", and the amount of Post-Closing Accounts Receivable Receipts which, at any particular time, have not been paid over by Sellers to Buyer as required hereunder is called the "Accounts Receivable Remittance Default Amount".

7. Conditions of Closing.

     7.1  Conditions Precedent to Obligations of Buyer.

          The obligation of Buyer to consummate the purchase under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by Buyer):

          (a) all representations and warranties of each Seller contained in this Agreement shall be true and correct in all material respects, at and as of the time of the Closing with the same effect as though made again at, and as of, that time;

          (b) each Seller shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing;

          (c)  Buyer shall have been furnished with the documents referred to in
               Section 8.1;

          (d) no provision of any applicable law or regulation shall prohibit, and there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in any action or proceeding against the consummation of the sale and purchase of the Purchased Assets pursuant to this Agreement;

          (e) Buyer shall have received evidence reasonably satisfactory to it that the Purchased Assets shall have been released from the Senior Debt Liens;

          (f) no material damage by fire or other hazard to the whole or any material part of the Purchased Assets shall have occurred; and

          (g) all actions, proceedings, instruments and documents required to implement this Agreement or instrumental hereto, and all legal matters relating to the purchase of the Purchased Assets, shall have been approved as to form and legality by Irwin Singer, counsel for the Buyer, acting reasonably.

     7.2  Conditions Precedent to Obligations of Sellers.

          The obligation of each Seller to consummate the sale under this Agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by either Seller):


          (a) all representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the time of the Closing with the same effect as though made again at, and as of, that time;

          (b) Buyer shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer prior to or at the Closing;

          (c) Sellers shall have been furnished with the documents referred to in Section 8.2;

          (d) no provision of any applicable law of regulation shall prohibit, and there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in any action or proceeding against the consummation of the sale and purchase of the Purchased Assets pursuant to this Agreement;

          (e) Sellers shall have received evidence reasonably satisfactory to it that the Purchased Assets shall have been released from the Senior Debt Liens;

          (f) Buyer shall have obtained all necessary approvals, including approvals from the TSX and the AMEX, to the issuance of, and the posting and listing of the Converted Shares on the TSX and the AMEX;

          (g) no material damage by fire or other hazard to the whole or any material part of the Purchased Assets shall have occurred; and

          (h) all actions, proceedings, instruments and documents required to implement this agreement or instrumental hereto, and all legal matters relating to the purchase of the Purchased Assets, shall have been approved as to form and legality by Fraser Milner Casgrain LLP, counsel for Sellers, acting reasonably.

8.   Documents to be Delivered at the Closing.

     8.1  Documents to be Delivered by Sellers.

          At the Closing, Sellers shall deliver, or cause to be delivered, to Buyer the following:

          (a) one or more executed deeds, general conveyances or instruments of assignment, dated as of the Effective Date, transferring to Buyer all of each Seller's right, title and interest in and to the Purchased Assets with a good and marketable title, free and clear of all Liens, except Permitted Liens and personal property liens incurred in the ordinary course of business (e.g. equipment leases) together with possession of the Purchased Assets;

          (b) discharges of the Senior Debt Liens in respect of the Purchased Assets;

          (c) a copy of the resolutions of the board of directors of JI and the sole shareholder of JLP authorizing the execution, delivery and performance of this Agreement (and all other documents required to be delivered by such Seller hereunder) by such Seller and a certificate of the secretary or assistant secretary of each Seller, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

          (d) a certificate, dated the Closing Date, executed by an officer of each Seller certifying to the fulfillment of the conditions specified in Sections 7.1(a) and 7.1(b);

          (e) a favorable opinion of the general counsel to each Seller, subject to customary qualifications and limitations, as to the due execution and delivery of this Agreement and the documents delivered by Seller at the Closing and as to the matters set forth in Sections 4.1 and 4.2;

          (f)  the affidavit of JI required by Section 1445 (b)(2) of the Code;

          (g) a license agreement substantially in the form of Exhibit B hereto executed by an officer of JI with respect to the license to Buyer for the use of the "Jacuzzi" trademark (the "License Agreement");

          (h) a transition services agreement substantially in the form of Exhibit C hereto executed by an officer of JI (the "JI Transition Services Agreement");

          (i) a manufacturing services agreement substantially in the form of Exhibit D hereto executed by an officer of JI (the "Manufacturing Services Agreement");

          (j) a "drag-along" right substantiality in the form of Exhibit E hereto executed by an officer of each of JI and JLP (the "Drag-Along Right");

          (k) a registration rights agreement substantially in the form of Exhibit F hereto executed by an officer of each of JLP and JI (the "Registration Rights Agreement");

          (l) a transition services agreement substantially in the form of Exhibit G hereto executed by an officer of JLP (the "Transition Services Agreement");

          (m) an irrevocable standby letter of credit in the amount of U.S. $2,500,000 issued on behalf of JLP in favour of Buyer;

          (n)  corporate Certificates of Status for each of the Sellers; and

          (o) a certificate issued under subsection 6(1) of the Retail Sales Tax Act (Ontario) in respect of the JLP Business.

     8.2  Documents to be Delivered by Buyer.

          At the Closing, Buyer shall deliver to Sellers the following:

          (a) payment and evidence of the wire transfer referred to in Section 2.3(a);

          (b)  the Convertible Note;

          (c)  the Original Promissory Note;

          (d) a certified copy of the Certificate and Articles of Amendment of Buyer respecting the creation of the Shares; (e) documents evidencing the assumption of the Assumed Liabilities in accordance with Section 1.5, all in a form reasonably acceptable to Sellers and their counsel;

          (f) a copy of the resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement (and all other documents required to be delivered by Buyer hereunder) by Buyer, and a certificate of its secretary or assistant secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

          (g) a certificate, dated the Closing Date executed by an officer of Buyer certifying to the fulfillment of the conditions specified in Section 7.2(a) and 7.2(b);

          (h) a favorable opinion of counsel to Buyer, subject to customary qualifications and limitations, as to the due execution and delivery of this Agreement and the documents delivered by Buyer and Cantar/Polyair Inc. ("CPI") at the Closing and as to the matters set forth in Sections 5.1, 5.2, 5.8;

          (i)  the License Agreement executed by an officer of Buyer;

          (j) the JI Transition Services Agreement executed by an officer of Buyer;

          (k) the Manufacturing Services Agreement executed by an officer of Buyer;

          (l) the Registration Rights Agreement executed by an officer of Buyer;

          (m) the Transition Services Agreement executed by an officer of Buyer;

          (n)  a  guarantee  (the  "Guarantee")  substantially  in the  form  of
               Exhibit I hereto executed by an officer of CPI in favour of JLP, a CPI officer's certificate respecting the Guarantee and a copy of the resolution of the board of directors of CPI authorizing the execution, delivery and performance of the Guarantee by CPI (together with a certificate of CPI's secretary or assistant secretary, dated the Closing Date, that such resolution was duly adopted and is in full force and effect);

          (o)  a corporate Certificate of Status for Buyer and CPI; and

          (p) Certificates of Reporting Issuer Status for Buyer for all applicable provinces.

9.   Indemnification and Related Matters.

     9.1  Indemnification.

          (a) Subject to the provisions of this Article 9 (including the limits contained in Sections 9.2 and 9.5), Sellers, jointly and severally, agree to indemnify and hold Buyer and its affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against all actions, suits, proceedings, claims, demands, assessments, judgments, damages, losses, costs and expenses, including reasonable attorneys' fees (collectively, "Damages"), arising or resulting from the following:

               (i) a breach of any representation or warranty of either Seller under Article 4 of this Agreement (other than the representation and warranty contained in Section 4.15) or any other document delivered by either Seller at the Closing;

               (ii) non-fulfillment  of any  agreement  on the  part  of  either
                    Seller under the terms of this Agreement or any other document delivered by either Seller at the Closing;

               (iii)the Retained  Liabilities  (other than those  referred to in
                    Section 1.6(g)); and (iv) any loss or damage caused by the removal of the Excluded Assets pursuant to Section 6.19.

          (b) Subject to the provisions of this Article 9 (including the limits contained in Section 9.2), Buyer agrees to indemnify and hold each Seller and their affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against all Damages arising or resulting from the following:

               (i) a breach of any representation or warranty on the part of Buyer under the terms of this Agreement or any other document delivered by Buyer at the Closing;

               (ii) non-fulfillment  of any agreement on the part of Buyer under the terms of this Agreement or any other document delivered by Buyer at the Closing;

               (iii)Pre-  and  Post-Closing  Environmental  Liabilities,  to the
                    extent and in the manner set forth in Section 9.5;

               (iv) the Assumed Liabilities;

               (v) any and all termination and severance liabilities arising prior to or after the Effective Date for the Transferred Employees whose employment is terminated after the Effective Date (including, without limitation, liability related to or arising pursuant to the common law and any applicable federal, state, provincial or local laws) and any other liabilities, claims or demands relating to the Transferred Employees based on events arising on or after the Effective Date; and

               (vi) any loss or damage caused by the removal of Purchased Assets pursuant to Section 6.18.

     9.2  Determination of Damages and Related Matters.

          (a) In calculating any amounts payable to Buyer pursuant to Sections 9.1(a) or 9.5 or payable to either Seller pursuant to Sections 9.1(b) or 9.5, (i) Sellers or Buyer, as the case may be, shall receive credit for or be reimbursed for (x) any reduction in actual tax liability as a result of the facts giving rise to the claim for indemnification, and (y) any insurance recoveries; and
               (ii) no amount shall be included for Buyer's or either Seller's, as the case may be, special or consequential damages.

          (b) Buyer acknowledges and agrees that Buyer and its representatives have had access to such of the information and documents and to such of the real property, fixtures and tangible personal property of the Businesses as Buyer and its representatives shall have requested to see and/or review; that Buyer and its representatives have had an opportunity to meet with appropriate management and employees of each Seller to discuss the Businesses and Purchased Assets; and that, in determining to acquire the Businesses and Purchased Assets, Buyer has made its own investigation into, and based thereon Buyer has formed an independent judgment concerning, the Businesses and the Purchased Assets. It is therefore understood and agreed that, except as specifically set forth in this Agreement, Buyer accepts the condition of the Purchased Assets "AS IS, WHERE IS" without any representation, warranty or guarantee, express or implied, as to merchantability, fitness for a particular purpose or otherwise as to the condition, size, extent, quantity, type or value of such property.

          (c) Neither Seller, on the one hand, nor Buyer, on the other hand, shall have any liability for claims for breaches of representations and warranties under Section 9.1(a)(i) or 9.1(b)(i) respectively (i) resulting in Damages to Buyer, on the one hand, and Sellers on the other hand, of less than U.S. $30,000 per claim; or (ii) resulting in Damages to Buyer, on the one hand, and Sellers, on the other hand, in excess of U.S. $30,000 per claim, unless the aggregate of all such claims in excess of U.S. $30,000 per claim finally determined to arise under Sections 9.1(a)(i) and 9.1(b)(i) respectively exceeds an amount equal to U.S. $300,000 and, in such event, Sellers, on the one hand, and Buyer, on the other hand, shall be required to pay only the amount by which such aggregate amount of claims exceeds U.S. $300,000 in the aggregate; provided, further, that in no event shall the amount of Sellers' aggregate liability under this
               Article 9 exceed thirty percent (30%) of the Purchase Price.

          (d) The parties agree that the provisions set forth in this Article 9 may be specifically enforced by the arbitrators appointed pursuant to Section 10.4. Apart from such right to specific enforcement, the indemnification provided for in Section 9.1 shall, from and after the Closing, be the sole remedy for any of the matters referred to therein and the indemnification under
               Section 9.5 shall be the sole remedy for any Environmental Liabilities and for any breach of representation or warranty arising under Section 4.15.

     9.3  Time and Manner of Certain Claims.

          Except as otherwise expressly provided in this Article 9, each Seller and Buyer shall be liable for Damages for breach of warranty asserted under Section 9.1(a)(i) or Section 9.1(b)(i) respectively only to the extent that notice of a claim therefor complying with the requirements of this Section is asserted by the other in writing and delivered prior to the expiration of a period ending twelve (12) months from the Closing Date; provided, however, (i) that this provision shall not apply to a breach of representation or warranty set forth in Sections 4.1, 4.2 and 4.8 which shall be governed by the applicable statute of limitations, and (ii) that no claim may be made by Buyer against Sellers with respect to Sections 4.5, 4.6 and 4.7 after the resolution of any issues related to the adjustment to the Purchase Price to be made pursuant to Section 2.4. Any notice of a claim shall state specifically the facts giving rise to the alleged basis for the claim and the amount of liability asserted against the other party by reason of the claim.

     9.4  Procedure for Indemnification.

          All claims for indemnification pursuant to Sections 9.1 or 9.5 shall be asserted and resolved as follows:

          (a) In the event that any claim or demand, or other circumstance or state of facts which could give rise to any claim or demand, for which the Buyer or either Seller, as applicable (an "Indemnifying Party") may be liable to either Seller or the Buyer, as applicable (an "Indemnified Party") is asserted against or sought against or sought to be collected by a third party (an "Asserted Liability"), the Indemnified Party shall as soon as reasonably possible (but in any event prior to the expiration of the applicable representation or warranty claimed to have been breached as set forth in Section 9.3, if applicable) deliver written notice (a "Claim Notice") to the Indemnifying Party, which Claim Notice shall specify the nature of the suit, action, claim, proceeding or investigation (a "Proceeding") forming the basis of such Asserted Liability.

          (b) Upon receipt of a Claim Notice the Indemnifying Party shall be entitled at its option to assume the defense of such Proceeding with respect to which it is called upon to indemnify an Indemnified Party pursuant to this Article 9 if the Indemnifying Party notifies the Indemnified Party within 30 days (or less if the nature of the Asserted Liability requires) of its receipt of the Claim Notice (the "Notice Period") that the Indemnifying Party desires, at the Indemnifying Party's sole cost and expense and by counsel of its own choosing, to defend against such Asserted Liability. The Indemnifying Party shall not consent to any compromise or settlement without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) unless such settlement (i) includes a complete release of the Indemnified Party and (ii) does not require the Indemnified Party to make any payment or forego or take any material action and does not include any finding or admission of any violation by the Indemnified Party of any applicable law or other legal requirements. If the Indemnifying Party undertakes to defend against such Asserted Liability, the Indemnified Party shall cooperate to the extent reasonably requested with the Indemnifying Party and its counsel in the investigation, defense and settlement thereof, but the Indemnifying Party shall control the investigation, defense and settlement thereof; provided however that no settlement shall be entered into without the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld or delayed) unless such settlement (i) includes a complete release of the Indemnified Party and (ii) does not require the Indemnified Party to make any payment or forego or take any material action and does not include any finding or admission of any violation by the Indemnified Party of any applicable law or other legal requirements. If the Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense, except as set forth herein.

          (c) If the Indemnifying Party elects not to defend against such Asserted Liability, then the Indemnifying Party has the right to participate in any such defense at its sole cost and expense, but the Indemnified Party shall control the investigation, defense and settlement thereof at the reasonable cost and expense of the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any Asserted Liability effected without its prior written consent (which consents shall not be unreasonably withheld or delayed).

          (d) In the event that an Indemnified Party has a claim against an Indemnifying Party under Article 9 which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. The Indemnifying Party must within 45 days from the date such Claim Notice is delivered notify the Indemnified Party in writing of any good faith objections it has to the Indemnified Party's Claim Notice or claims for indemnification, setting forth in reasonable detail each of the Indemnifying Party's objections thereto. If the Indemnifying Party does not deliver such written notice of objection within such 45-day period, the Indemnifying Party shall pay such amounts to the Indemnified Party upon the date such 45-day period expires. If the Indemnifying Party does deliver such written notice of objection within such 45-day period, the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve any such dispute within 60 days of the delivery by the Indemnifying Party of such written notice of objection, failing which, such dispute shall be settled by arbitration under Section 10.4.

          (e) If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to this
               Article 9 and the Indemnified Party could have recovered all or a part of such Damages from a third party (a "Potential Contributor") based on the underlying claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment.

     9.5  Environmental Indemnity.

          (a) This Section 9.5 shall constitute Buyer's sole and exclusive remedy for all Damages associated with any environmental matter other than in respect of the On-Site Matter, including, but not limited to a breach of any representation or warranty set forth in Section 4.15, any environmental matter which constitutes a Retained Liability, all Environmental Liabilities and any matter connected in any way with Hazardous Substances generated, stored, handled, disposed, released or otherwise used by the Businesses or present at Sellers' real property or any other location as a result of the operation of the Businesses. All other claims, demands or causes of action, including by way of example and not limitation, relief seeking payment of any consequential or indirect damages, are hereby waived.

          (b)  (i)   Subject  to the  other  provisions  of this  Article  9
                    (including the limitations set forth in Section 9.2 and 9.3 and as further conditioned by the terms of this Section 9.5), Sellers hereby indemnify Buyer and its officers, directors, managers, employees, agents, advisors and representatives, against and agree to hold each of them harmless from any and all Pre-Closing Environmental Liabilities, including liabilities with respect to the VOC Matter resulting from movement of contamination offsite of the Owned Real Property, and except for liabilities with respect to the On-Site Matters (the said Pre-Closing Environmental Liabilities other than liabilities with respect to the On-Site Matters being the "Indemnified Pre-Closing Environmental Liabilities") incurred or suffered by Buyer as a result of claims brought by third parties for all Indemnified Pre-Closing Environmental Liabilities as follows: Sellers shall indemnify Buyer (A) with respect to 90% of the aggregate amount of Damages for which written notice of the Indemnified Pre-Closing Environmental Liability for which indemnification is sought by Buyer is provided to Sellers on or prior to November 7, 2006; and (B) with respect to 60% of the aggregate amount of Damages for which written notice of the Indemnified Pre-Closing Environmental Liability for which indemnification is sought by Buyer is provided to Sellers after November 7, 2006 and on or prior to May 8, 2010. Provided, however, that Sellers shall indemnify Buyer with respect to 100% of the aggregate amount of Damages for all Indemnified Pre-Closing Environmental Liabilities associated with the off-site disposal of Hazardous Substances at any property not currently owned or operated by the JLP Business (the "Off-Site Disposal Matters") for which written notice is provided to Sellers prior to May 8, 2008. Neither Seller shall have any liability for any (x) Indemnified Pre-Closing Environmental Liabilities in respect of Off-Site Disposal Matters for which written notice of Buyer's request for indemnification is provided to such Seller following May 8, 2008; (y) Indemnified Pre-Closing Environmental Liabilities (other than in respect of Off-Site Disposal Matters) for which written notice of Buyer's request for indemnification is provided to such Seller following May 8, 2010; and (z) Indemnified Pre-Closing Environmental Liabilities if Buyer in any way provoked, instigated, encouraged or otherwise caused any claim to be brought by a third party for which Buyer is seeking indemnification hereunder. Sellers' aggregate maximum liability for all Indemnified Pre-Closing Environmental Liabilities including, but not limited to, all costs associated with any Remedial Action ("Remedial Action Cost") and all Off-Site Disposal Matters shall not exceed U.S.$5,000,000 (the "Environmental Cap").

               (ii) Buyer  acknowledges  and agrees that it is familiar with the
                    VOC Matter, and acknowledges and agrees that it has retained environmental consultants, attorneys and other experts for the purpose of investigating, among others, the nature, extent and risk associated with the On-Site Matters and to conduct the Remedial Action necessary to bring the environmental condition of the Owned Real Property in accordance with applicable Environmental Laws. Buyer hereby accepts the Owned Real Property on an "as-is where is" basis and accepts all responsibility for the On-Site Matters, except with regard to claims dealt with in Sellers' indemnity in Section 9.5(b)(i). Buyer also hereby forever releases Sellers from any obligation to address the On-Site Matters, notwithstanding the fact that the cost or scope of Remedial Action required to address any aspect of the On-Site Matters may differ from Buyer's expectations at the Closing Date. JLP agrees to use its reasonable best efforts to require its environmental consultants to permit Buyer to rely on the URS Report and any other environmental reports, monitoring and test results relating to the Owned Real Property furnished to JLP by such consultants provided that Buyer understands it may be required to acknowledge the terms and conditions of the URS Report as a condition of obtaining such reliance acknowledgment.

          (c) Without regard to any limitation on indemnification set forth in this Section 9.5, subject to the other provisions of this Article 9, Buyer hereby indemnifies each Seller, its affiliates and their respective officers, directors, managers, employees, agents, advisors and representatives, against and agrees to hold each of them harmless from any and all Damages incurred or suffered by either Seller or their affiliates to the extent arising out of
               (i) a Post-Closing Environmental Liability, (ii) the portion of any Pre-Closing Environmental Liability for which either Seller is not responsible as provided hereunder, or (iii) which exceed the Environmental Cap.

          (d) Each party agrees that it shall not, and shall use its best efforts to ensure that each of its affiliates shall not, directly or indirectly, communicate orally or in writing with any governmental authority relating to any actual or potential Environmental Liabilities for which the other party may be responsible under this Agreement; provided that in the event Buyer or Sellers believe in good faith that such communication is required by any law, Buyer or Sellers shall notify the other party in advance of making any such communication and shall give such other party a reasonable period of time to either make such communication itself or to provide a written opinion of independent counsel that such communication is not legally mandated.

          (e) Each party agrees that it will not, and agrees to use its best efforts to ensure that its affiliates do not, voluntarily or by discretionary action, accelerate the timing, or increase the cost, of any obligations of the other party under this Section 9.5.

          (f) With respect to any Pre-Closing Environmental Liability for which a party seeks any indemnification pursuant to Section 9.5, the party bearing 50% or more of the costs pursuant to Section 9.5(b) shall be entitled to manage and control and appoint lead counsel, consultants, engineers, etc. (the "Lead Party") for such defense or Remedial Action, subject to the duty to cooperate provisions of Section 9.5(h) below, and the other party (the "Non-Lead Party") shall be entitled to participate in the defense thereof as set forth in the cooperation provisions of Section 9.5(h) hereof, however to the extent that Buyer elects to participate as a Non-Lead Party, all costs, including but not limited to any Remedial Action Costs it incurs, shall be at its own expense. If Buyer reasonably concludes that the potential for indemnity from Sellers under this Article 9.5 exists with respect to any conditions discovered, or claims brought by a third party, Buyer shall promptly notify Sellers in writing, provide all relevant, available, non-privileged information to Sellers, and, assuming Sellers bear greater than 50% of the costs pursuant to Section 9.5(b) hereof, shall provide Sellers with the opportunity to assume the role of Lead Party in connection with such Pre-Closing Environmental Liability. If Sellers decline to assume such role, or fail to respond to the notice within a reasonable time, then Buyer shall be the Lead Party in directing the Remedial Action, and the parties shall proceed in accordance with the cooperation requirements of Section 9.5(h). All monies paid by Sellers in satisfying its indemnity under Section 9.5(b)(i), whether as payments made directly by Sellers to a third party or as a reimbursement to Buyer, including, by way of example and not limitation, any costs incurred in its role as a Non-Lead Party, shall be attributed to the Environmental Cap.

          (g) In the event Pre-Closing Environmental Liabilities other than liabilities associated with the On-Site Matters are identified following Closing, the parties, jointly, shall reasonably determine if the conditions disclosed must be reported to a governmental authority with jurisdiction over such matter. If such reporting is required, the parties shall attempt to have the data and potential need for Remedial Action assessed pursuant to any applicable voluntary cleanup program ("VCP") in the Province of Ontario or similar program, if reasonably available. If the VCP is available, the Lead Party shall make reasonable attempts to have both Buyer and Sellers named as "released" persons by the governmental authority. With regard to Pre-Closing Environmental Liabilities other than liabilities associated with the On-Site Matters, if a VCP or similar program is unavailable or inappropriate for the conditions in question, the Lead Party shall develop and implement a Remedial Action program designed to attain applicable no further action criteria. In all cases, the Lead Party shall undertake all Remedial Action diligently and in good faith and shall seek a remedy that (i) complies with applicable Environmental Law based upon the use of the given property at the time of Closing, including the requirements of governmental authorities with jurisdiction over the Remedial Action and following reasonable opportunity to negotiate the selected remedy with the governmental authority; (ii) is cost-effective; and (iii) where applicable, results in the issuance of an NFA Letter ((i)-(iii) and the use of VCP being individually and collectively referred to herein as the "Remedy Criteria"). The Parties acknowledge and agree that where the governmental authority declines participation in approving any proposed Remedial Action, the Lead Party may make use of any tool reasonably accepted under local practices of environmental professionals or pursuant to applicable Environmental Law in order to establish Remedy Criteria or compliance therewith, including but not limited to, risk assessments or filing a Record of Site Condition (as set forth under the Environmental Protection Act (Ontario) and the regulations, guidelines and policies promulgated thereunder as same may be amended or supplemented).

          (h) In the defense of any claims associated with or arising out of Environmental Liabilities or in the conduct of any Remedial Action, the Lead Party and the Non-Lead Party shall cooperate with each other reasonably and in good faith. Such cooperation shall include, without limitation, the following: (i) timely sharing of relevant, nonprivileged information including but not limited to correspondence to be sent to or received from any governmental authority; (ii) providing a reasonable opportunity for joint inspection of site work; (iii) sharing samples intended for analysis, when reasonably requested; (iv) providing a reasonable opportunity for review and comment, and reasonably and in good faith accepting comments, on draft requests for proposals, contracts, scopes of work, work plans, correspondence, reports, summaries, position papers, and other similar documents to be prepared by consultants, engineers or other experts; (v) providing reasonable, advance notice and opportunity to participate in meetings and teleconferences with governmental authorities or other adverse third parties, (vi) discussing with the Non-Lead Party, the development of litigation strategy, where applicable; and (vii) providing such access to the Owned Real Property as may be required from time to time to mitigate any claim hereunder, including performance of required Remedial Action. Subject to the other provisions of this Section 9.5, the Non-Lead Party shall not unilaterally conduct negotiations with the governmental authority or authorities overseeing Remedial Action or otherwise circumvent the Lead Party's communications with the governmental authority. Additionally, where Sellers are the Lead Party, they shall not enter the Owned Real Property without reasonably prior notice to Buyer and without the prior approval of Buyer, which approval shall not be unreasonably withheld or delayed.

          (i) Sellers or Buyer, where applicable, will be deemed to have satisfied its indemnity obligation to the other party with regard to any Pre or Post Closing Environmental Liability (A) in the case of matters involving any Remedial Action, upon the Lead Party having achieved the Remedy Criteria (and in the case of Sellers, subject to the Environmental Cap) or (B) in the case of defending any claim, by achieving a settlement or adjudication of such claim and paying all costs associated therewith (and in the case of Sellers, subject to the Environmental Cap).

10.  Miscellaneous.

     10.1 Bulk Sales.

          Buyer hereby waives compliance by Sellers with the provisions of the bulk sales law of any jurisdiction which may be applicable to this transaction. In consideration of such waiver, Sellers agree to defend and indemnify Buyer against and hold it harmless from any and all loss, liability, claims, damage or expense (including reasonable attorneys' fees) arising out of or resulting from such noncompliance, provided that such the loss, liability, claim, damage or expense was not caused by Buyer's conduct of the Businesses or the failure of Buyer to discharge in due course any of the Assumed Liabilities.

     10.2 Finders.

          Buyer and Sellers respectively represent and warrant that they have not employed or utilized the services of any broker or finder in connection with this Agreement or the transactions contemplated by it, except that Sellers have retained Maxcor, Inc. Sellers shall indemnify and hold Buyer harmless from and against any and all claims for brokers' commissions made by any party (including Maxcor, Inc.) as a result of this Agreement and the transaction contemplated hereunder to the extent that any such commission was incurred, or alleged to have been incurred, by, through or under either Seller. Buyer shall indemnify and hold Sellers harmless from and against any and all claims for brokers' commissions made by any party (except Maxcor, Inc.) as a result of this Agreement and transactions contemplated hereunder to the extent that any such commission was incurred, or alleged to have been incurred, by, through or under Buyer.

10.3     Entire Agreement.

          This Agreement (with its Schedules and Exhibits) together with the existing confidentiality agreement between the parties contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters (except as otherwise provided in Section 6.1), and cannot be changed or terminated orally.

     10.4 Governing Law and Arbitration.

          (a) This Agreement shall be governed by and construed in accordance with the law of the Province of Ontario; and

          (b) All disputes or claims arising out of the Asset Purchase Agreement (other than respecting the adjustment of the Purchase Price) shall be determined by arbitration under the laws of the Province of Ontario. Each arbitration proceeding shall be heard by three arbitrators, one selected by JI and JLP, one selected by Buyer, and the third selected by such two arbitrators. It will be a term of each arbitration proceeding that the arbitrators shall be directed to award the party which achieves substantial success in respect of the dispute or claim (as determined by the arbitrators) 100% of its legal costs to be paid forthwith by the other party.

     10.5 Planning Act.

          This Agreement shall be effective to create an interest in the Owned Real Property only if JLP complies with the subdivision control provisions of the Planning Act (Ontario) by completion.

     10.6 Schedules; Tables of Contents and Headings.

          Any matter disclosed on any Schedule to this Agreement shall be deemed to have been disclosed on all other Schedules to this Agreement to the extent that it should have been disclosed on such other Schedule. The table of contents and section headings of this Agreement and titles given to Schedules to this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

     10.7 Notices.

          All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally (including by confirmed legible telecopier transmission) or mailed by certified mail, return receipt requested, to the parties at the following addresses (or to such address as a party may have specified by notice given to the other party pursuant to this provision):

         If to either Seller, c/o:

                  U.S. Industries, Inc. Phillips Point - West Tower 777
                  S. Flagler Drive, Suite 1108 West Palm Beach, FL
                  33401

                  Attention:  General Counsel

                  Telecopy No.: (561) 514-3888

         With a copy to:

                  Fraser Milner Casgrain LLP
                  Suite 4220, 100 King Street West
                  1 First Canadian Place
                  Toronto, Ontario M5X 1B2

                  Attention: Michael Kaplan

                  Telecopy No.: 416-863-4592

         With regard to Environmental Matters, with a copy to:

                  Eric J. Nemeth, Esq.
                  c/o Edwards & Angell, LLP
                  51 John F. Kennedy Parkway
                  Short Hills, NJ  07078


         If to Buyer, to:

                  Polyair Inter Pack Inc.
                  258 Attwell Drive
                  Toronto, ON  M9W 5B2

                  Attention: President

                  Telecopy No.: 416-740-7356

         With copies to:

                  Irwin Singer
                  24 Hazelton Avenue
                  Toronto, Ontario
                  M5R 2E2

                  Attention:  Irwin Singer

                  Telecopy No.: (416) 920-0815

                  Steve Lavin
                  c/o Lavin & Waldon P.C.
                  444 N. Michigan Avenue
                  Suite 2600
                  Chicago, Illinois

                           Telecopy No.: (312) 670-4275

     10.8 Separability.

          In the event that any provision hereof would, under applicable law, be invalid or enforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and permissible under, applicable law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

     10.9 Waiver.

          Any party may waive compliance by another with any of the provisions of this Agreement. No waiver of any provision shall be construed as a waiver of any other provision. Any waiver must be in writing.

     10.10 Binding Effect; Assignment.

          This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligation hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other and any attempted assignment without the required consent shall be void; provided, however, that no such consent shall be required of Buyer or either Seller to assign part or all of its rights and obligations under this Agreement to one or more of its subsidiaries or affiliates, but no such assignment by Buyer or any such Seller of its rights or obligations hereunder shall relieve Buyer or such Seller of any of its obligations under any of such Agreements to the other; and provided further that each of Buyer and Sellers may assign its/their rights under this Agreement to their respective lenders, and in the case of Sellers, USI Canada Inc. and U.S. Industries, Inc.'s lenders.

     10.11 Knowledge.

          As used in this Agreement "to the knowledge of each Seller" or words of similar import shall mean actual knowledge possessed by an executive officer of the applicable Seller and "to the Buyer's knowledge" or words of similar import shall mean actual knowledge possessed by an executive officer of Buyer.

     10.12 Costs and Expenses.

          Each party shall be responsible for and bear all of its own costs and expenses incurred at any time in connection with the Transaction.

     10.13 Counterparts.

          This Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.

     10.14 English Language.

          The parties confirm that it is their wish that this Agreement as well as any other documents relating hereto including notices, have been and shall be drawn up in English only. Les parties aux presents conferment leur volonte quecette convention de meme tous les documents, y compris tous avis, s'y rattachant, soient rediges en anglais seulement.

                      [THE NEXT PAGE IS THE EXECUTION PAGE]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first set forth above.

                          JACUZZI INC.


                          By:
                             --------------------------------------------------
                               Name:
                               Title:


                          JACUZZI LEISURE PRODUCTS INC.


                          By:
                             --------------------------------------------------
                               Name:
                               Title:


                          POLYAIR INTER PACK INC.


                          By:
                             --------------------------------------------------
                               Name:
                               Title:


                                    GUARANTEE

     FOR VALUABLE CONSIDERATION, the undersigned, U.S. INDUSTRIES, INC. (hereinafter referred to as "Guarantor"), to the extent permitted by applicable law hereby irrevocably guarantees to and in favour of Buyer the due and punctual performance and discharge all of the obligations of Sellers arising out of the foregoing Asset Purchase Agreement, and if Sellers or either of them fail to fully and faithfully perform or discharge their respective obligations in accordance with the terms of the Asset Purchase Agreement, Guarantor shall itself perform and discharge such obligations. This guarantee of Guarantor is absolute, unconditional, present and continuing and is in no way conditional or contingent on any event or circumstance, action or omission which might in any way discharge a guarantor or surety, and shall enure to the benefit of the successors and assigns of Buyer and shall be binding upon Guarantor, its successors and assigns.


                               U.S. INDUSTRIES, INC.


                               By:
                                  ----------------------------------------------
                                    Name:
                                    Title:

EXHIBIT B
                            TRADEMARK LICENSE AGREEMENT

     THIS LICENSE AGREEMENT (this "Agreement"), is made and effective as of the 29th day of March, 2003 (the "Effective Date"), by and between JACUZZI INC., a Delaware corporation, with its principal place of business located at 2121 N. California Blvd., Suite 475, Walnut Creek, California 94596 (the "Licensor"), and POLYAIR INTER PACK INC., an Ontario corporation, with its principal place of business located at 258 Attwell Drive, Toronto, Ontario, Canada M9W 5B2 (the "Licensee"). The Licensee and the Licensor shall be referred to herein individually as a "Party" and collectively as the "Parties". RECITALS

     WHEREAS, the Licensor and the Licensee are parties to an Asset Purchase Agreement, dated ____ __, 2003 (the "Asset Purchase Agreement"), pursuant to which, effective on the date hereof, the Licensee has acquired from the Licensor and Jacuzzi Leisure Products Inc., one of the Licensor's affiliates ("JLP"), substantially all of the assets of each of JLP and the Licensor's Jacuzzi Bros. division ("JB")used exclusively in their swimming pool and swimming pool equipment businesses (the "Pool Business"); and

     WHEREAS, Licensee wishes to license, and Licensor is willing to license, the famous trademark and logo JACUZZI in the exact forms set forth on Exhibit A (individually, a "Licensed Mark" and collectively, the "Licensed Marks") attached and by this reference made a part of this Agreement; and

     WHEREAS, pursuant to the terms of the Asset Purchase Agreement and subject to the terms of this Agreement, Licensor has agreed to grant to Licensee a non-renewable, exclusive license for the use of the Licensed Marks solely in connection with those Purchased Assets (as defined in the Asset Purchase Agreement) comprised of swimming pools, pumps, filters and specified accessories, in each case solely within the category of swimming pools and swimming pool equipment for the swimming pool market (the "Covered Markets") identified on Exhibit B attached and by this reference made part of this Agreement (collectively, the "Covered Products").

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants in the Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                                    AGREEMENT

1.       RECITALS

     The Parties hereby represent and warrant that the matters set forth in the Recitals above are accurate and complete, and constitute an integral part of this Agreement to the same extent as if set forth in this Section 1.

2.       GRANT OF LICENSE; ROYALTIES

     2.1 Grant. Subject to the terms and conditions of this Agreement, the Asset Purchase Agreement, and any other agreement between Licensor and Licensee related to trademarks and logos, the Licensor hereby grants to the Licensee a non-renewable, exclusive (subject to the provisions of the Creditor Letter) license to use the Licensed Marks solely in connection with the packaging, labeling, promotion, advertising and sale in the Covered Markets of the Covered Products in the following geographic areas:

     (i) in the United States and Canada (the "North American Territory") for the time period commencing on the Effective Date and expiring on September 30, 2006 (the "North American Term"), unless sooner terminated as provided herein; and

     (ii) in Australia, New Zealand, Europe, Asia, the Middle East, Africa, Mexico, Costa Rica, Guatemala, Belize, Nicaragua, Panama and El
          Salvador (the "Overseas Territory" and together with the North American Territory, the "Territories") for the time period commencing on the Effective Date and expiring on March 31, 2006 (the "Overseas Term" and together with the Initial North American Term, the "Term");

provided, however, the Licensee's rights to use the Licensed Marks hereunder on or in respect of swimming pools shall only apply to the existing finished goods inventory of swimming pools sold to Licensee under the Asset Purchase Agreement together with any bona fide orders for swimming pools received by Licensee prior to September 31, 2003 after which Licensee's rights hereunder to use the Licensed Marks on swimming pools shall cease.

The Parties acknowledge and agree that nothing herein shall (x) restrict Licensor's rights to use or license the Licensed Marks in connection with any products that are not Covered Products or in any markets that are not Covered Markets, or (y) affect or restrict Jacuzzi Brazil's rights to use the Licensed Marks in territories in which it currently utilizes the Licensed Marks.

     2.2 Royalties. The license granted hereunder shall be royalty free during the Term.

     2.3 Limitations and Restrictions on Rights under License. The license rights granted hereunder are expressly limited to the grant contained in this
Section 2 and the Licensee shall have no other right to use, or interest in, the Licensed Marks. The Licensee shall not use the Licensed Marks in its trade name or as its business name or in any domain name or in any other way that gives the impression that any of the Licensed Marks are the property of Licensee or in connection with any products, goods or services of any kind or nature whatsoever, whether or not the same as or similar to the Covered Products, other than the Covered Products. Subject to Licensee's rights under Section 10.1, the Licensee expressly acknowledges and agrees that the Licensee shall have no right to assign, transfer, sublicense or franchise the use of the Licensed Marks. Without limiting the generality of the foregoing, the Licensee acknowledges and agrees that the Licensee shall not:

     (i)  sublicense or franchise the Licensed Marks to specialty retail shops;

     (ii) cross-merchandise  or  co-brand  any  components  within  the  Covered
          Products in any other product categories, including, without limitation, in the spa, shower, sanitary ware china or jetted bath products categories; or

     (iii)sell any Covered Products bearing any Licensed Mark to or through any home centers or "Do-it-Yourself" retailers (including by way of example and without limitation, Sears, Menards, Home Depot and Lowes); provided, however, that the Licensee can sell any Covered Products bearing the indicia "by Jacuzzi" in combination with any other trademark in which the Licensee has a property interest; provided, further, however, that such combination complies with Sections 3, 4 and 6 hereof, including, but not limited to, the requirement that the Licensed Mark be maintained as a single unitary mark separate and distinct from any trademarks.

Subject to the restrictions contained herein, the Licensee shall have the right to sell all Covered Products bearing any Licensed Mark that is a part of inventory purchased pursuant to the Asset Purchase Agreement.

     2.4 Substitution of Logo. Promptly following the date of this Agreement, Licensee shall begin work on developing a new logo different from the logo forming part of the Licensed Marks for use in connection with the Covered Products (the "New Logo"). Licensee shall consult and cooperate with Licensor on an on-going basis, no less frequently than monthly, on the status of such development, including providing Licensor with copies of the proposed New Logo in draft form and taking into consideration any reasonable changes thereto requested by Licensor. Prior to the twelve (12) month anniversary of the Effective Date, Licensee shall be obligated to submit to the Licensor the New Logo in its proposed final form for the Licensor's approval, which approval shall not be unreasonably withheld or delayed (provided Licensee shall have been complying in all material respects with the preceding sentence). Upon approval of the New Logo, the Licensor may register such New Logo in any jurisdiction which the Licensor so determines and shall own such New Logo. From and after the date upon which such New Logo is approved by the Licensor or the expiration of the foregoing 12 month period, whichever is later, the Licensee shall discontinue the use of the Logo (except to the extent the Logo appears on Covered Products in inventory and with respect to warranty replacements). Following approval of the New Logo by Licensor, Licensee shall have the right to use the New Logo pursuant to the terms of the grant contained under Section 2.1 hereof and under the same terms and conditions contained herein generally as to the Licensed Marks, and all references herein to the Licensed Marks shall include the New Logo. Licensee hereby assigns to Licensor any and all of its rights in and to the New Logo, absolutely and forever, throughout the world, including without limitation, any and all copyrights, and hereby agrees to execute such instruments of assignment and such other documents as Licensor shall reasonably request to carry out the purposes of this Section.

3.       QUALITY STANDARDS

     The Licensee acknowledges that the Licensed Marks have established valuable goodwill and reputation and agrees to maintain the quality of its use of the Licensed Marks with Covered Products and associated packaging that meets industry standards. Accordingly, Licensee agrees that the Covered Products and the associated packaging will be designed, manufactured, advertised, promoted, distributed and sold only in a manner that (i) is consistent with Licensor's standards for the Covered Products immediately prior to the Effective Date, (ii) is consistent with the highest safety and quality standards of the industry, and
(iii) is commensurate with the prestige and reputation of the Licensed Marks. The Licensor, at reasonable times and upon reasonable notice, shall have the right to inspect the Covered Products with which any Licensed Marks shall be used as well as the packaging of the Covered Products to verify that same incorporate a high standard, style, appearance and quality, exhibit good taste and do not detract from the overall image of the Licensor or the Licensed Marks or the standards of high quality and appearance associated therewith. In the event that the Licensor shall determine, in its sole discretion, that any Covered Product or packaging with which the Licensee intends to use any Licensed Marks does not meet industry standards and/or otherwise does not conform with the standard, style, appearance and quality which the Licensor, in its sole discretion, determines to be acceptable, the Licensor shall provide written notice of such non-conformance to the Licensee and the Licensee shall have sixty
(60) days from receipt of such notice (the "Cure Period") to correct such non-conformance. Such written notice shall describe such non-conformance in sufficient detail to permit the Licensee to attempt to correct such non-conformance. If such non-conformance is not corrected by Licensee within the Cure Period, in the Licensor's sole discretion, the Licensee shall cease its use of the Licensed Marks in association with such Covered Product and/or packaging immediately upon receipt of written notice from the Licensor to the Licensee. Licensor agrees that the foregoing shall not require Licensee to exceed the standards, character, style, appearance and quality of the Covered Products and/or the related packaging utilized by Licensor prior to the Effective Date. Licensee shall comply with all laws, regulations, and requirements of any governmental or administrative body that may be applicable to the manufacture, advertising, packaging, publicity, promotion, sale distribution, or shipment, import, and export of the Covered Products and the packaging thereof.

4.       USE AND DISPLAY OF THE LICENSED MARKS

     4.1 Use and Display. The Licensee shall be entitled to use the Licensed Marks on the Covered Products and in advertising, marketing and promotional materials ("Materials") only in a manner approved by the Licensor as provided herein, accompanied with the proper trademark notices, markings and legends, including, without limitation, the trademark symbol "TM" or the registration symbol "(R)", as applicable. The following Materials shall be deemed approved by the Licensor: (i) in the case of JB, those Materials in existence on the date hereof and referenced on Exhibit C and (ii) in the case of both JB and JLP, those Materials currently in inventory in hard copy that are being transferred to the Licensee pursuant to the Asset Purchase Agreement The Licensee shall send to the Licensor samples of any Materials which are materially different from Materials already approved or deemed approved by Licensor not less than fifteen
(15) business days prior to the intended first use thereof and the Licensor, acting reasonably, shall have the right to disapprove of the use of any Licensed Mark as used in any such Materials by providing to the Licensee written notice of such disapproval within fifteen (15) business days following receipt of such Materials. Immediately upon the receipt of such notice from the Licensor, the Licensee shall cease such usage. In the event that the Licensor fails to provide notice of disapproval within the fifteen business day period, the intended use shall be deemed approved. The Licensee shall comply with all applicable laws relating to advertising and promotions in connection with the Licensed Marks. The Licensee shall use the Licensed Marks only while this Agreement is in effect, only in association with the Covered Products, and only in accordance with the terms, covenants and conditions set forth herein.

     4.2 Control of Licensor. The Licensee acknowledges and agrees that its use of the Licensed Marks shall be subject at all times during the Term to the reasonable control of the Licensor in order for the Licensor to maintain the consistent standard of quality associated with the Licensed Marks. The Licensee shall preserve the good appearance of the Licensed Marks wherever and whenever they are used and shall not use the Licensed Marks in a manner which is likely to derogate from the integrity, distinctiveness, goodwill, value or strength of the Licensed Marks. Notwithstanding anything to the contrary in this section but subject to the other terms and conditions of this Agreement, the Licensee shall have the right to use the Licensed Mark on the Covered Products in the Covered Territories together with any other trademark in which the Licensee has a property interest; provided, however that such combination complies with Sections 3, 4 and 6, including, but not limited to, the requirement that the Licensed Mark be maintained as a single unitary mark separate and distinct from any trademarks.

     4.3 Extension of Uses Prohibited. Except as may be required by law or as permitted under this Agreement, the Licensee agrees not to use any Licensed Mark in connection or in combination with any other trademarks, names or logos, without the Licensor's prior written consent (which consent may be granted or withheld in Licensor's sole and absolute discretion). The parties acknowledge and agree that any such use shall be conditioned on maintaining such Licensed Mark as a single unitary mark separate and distinct from any other marks and subject to the conditions contained in Sections 3, 4 and 6 of this Agreement. In the event the Licensee desires to so use any Licensed Marks, Licensee shall provide Licensor with prior written notice of such intended use and the parties will work together toward eliminating any objections raised by Licensor with respect to such use. The licenses shall not adopt or use any variation of any Licensed Mark or any words or marks confusingly similar thereto without Licensor's prior written approval.

     4.4 No Abandonment or Forfeiture. The Licensee shall not take any action to cause an abandonment or forfeiture of any of the Licensee's rights in the Licensed Marks and shall not take any action to cancel any registration in the United States or elsewhere of the Licensed Marks or to interfere with any renewal of any such registration. The Licensee shall provide such cooperation as the Licensor may reasonably request in connection with any application by or on behalf of the Licensor to register or renew any federal or state registration of the Licensed Marks in the United States or elsewhere, provided, Licensor shall reimburse Licensee for its reasonable third-party expenses incurred in connection therewith.

5.       RIGHTS IN THE LICENSED MARKS

     5.1 The Licensee acknowledges the goodwill associated with the Licensed Marks and agrees that the benefit of and goodwill associated with the use of the Licensed Marks by the Licensee shall inure entirely for the benefit of the Licensor and that nothing in this Agreement or otherwise shall allow the Licensee to acquire any right, title or interest in or to the Licensed Marks except as expressly set forth herein. Licensee hereby assigns to Licensor any rights to the Licensed Marks which may, by operation of law or otherwise, vest in Licensee as a consequence of Licensee's activities under this Agreement, and any goodwill arising therefrom, which shall in any event inure to the sole and exclusive benefit of Licensor. Licensee will not, during the Term of this Agreement, do or suffer to be done any act or thing which will, in any way, impair or adversely affect the ownership or the rights of Licensor in or to the Licensed Marks or its reputation, and Licensee will assert no ownership rights in or to the Licensed Marks in the Territories or elsewhere. The Licensee further agrees that it shall execute and deliver to the Licensor such assignments and other documentation as the Licensor may request in order to evidence, perfect and maintain the Licensor's rights in the Licensed Marks if necessary or applicable.

     5.2. Licensor agrees to execute a letter agreement ("Creditor Letter") in the form attached hereto as Exhibit D on the Effective Date.

6.       PROTECTION OF THE LICENSED MARKS

     6.1 Protection of the Licensed Marks. At no time during the Term and for a period of six (6) years after the Term shall Licensee itself, nor shall it assist, permit, or encourage any other party to: (i) do anything or omit to do anything that might impair, damage, compromise, jeopardize, violate, or infringe the Licensed Marks or the Licensor's rights relating to the Licensed Marks; (ii) attack or challenge the validity of the Licensed Marks or the Licensor's rights relating thereto; (iii) use the Licensed Marks fraudulently; or (iv) claim, use, or apply to register, record or file any trademark, service mark, trade name, copyright, or design that is identical, confusingly similar to, or clearly derived from or based on any Licensed Marks. Licensee acknowledges that only Licensor may file or prosecute trademark applications to register the Licensed Marks and that Licensor may determine whether to file and prosecute applications and maintain registrations in its sole discretion. At the Licensor's sole cost and expense, Licensee will cooperate with Licensor in connection with the filing and prosecution by Licensor of any such applications, and the maintenance or renewal of any trademark registration for the Licensed Marks, and will supply Licensor with packaging and other uses of the Licensed Marks, as may reasonably be requested by Licensor in connection herewith. Licensee shall execute all documents, including, but not limited to, registered user agreements and any cancellations thereof, which Licensor may request in order to obtain or maintain a registration or to establish or to maintain Licensor's ownership of the Licensed Marks.

     6.2 Infringement Claims. The Licensee shall promptly notify the Licensor in writing of any infringements or imitations or suspected infringement or imitations by others of any Licensed Mark in either of the Territories which may come to the Licensee's attention. In the event that the Licensor so desires it may prosecute any claims or suits in its own name or join the Licensee as a party thereto provided that same shall be at the Licensor's sole cost and expense. Any recovery as a result of such action shall belong solely to Licensor. Licensee agrees that Licensor shall have the sole power and it shall be in Licensor's sole discretion to take legal or other action before any court or governmental authority with respect to the infringement and the protection of the Licensed Marks.

7.       TERMINATION

     7.1 Termination Generally. The Parties may terminate this Agreement at any time during the Term upon mutual agreement.

     7.2 Termination by the Licensor. This Agreement shall be terminable by the Licensor upon the occurrence of any of the following events: (i) if the Licensee defaults in observing or performing any of its material obligations under this Agreement or the Asset Purchase Agreement, and Licensee fails to correct such default within thirty (30) days after receiving from the Licensor a written demand to correct the default, (ii) if the Licensee becomes insolvent, commits an act of bankruptcy or makes an assignment for the benefit of creditors or if any proceeding in bankruptcy, receivership, winding-up or liquidation is initiated in respect of the Licensee and continues for a period of thirty (30) days without being dismissed, or (iii) upon the merger or consolidation of Licensee with or into another corporation or other entity that is a competitor of U.S. Industries, Inc.'s bath and plumbing business or the sale, conveyance, mortgage, pledge or lease of all or substantially all of the assets of the Licensee to a corporation or other entity that is a competitor of U.S. Industries, Inc.'s bath and plumbing business.

     7.3 Consequences of Termination. Upon the expiration or earlier termination of the Agreement or any portion thereof as to a particular Territory, the Licensee shall cease all use of the Licensed Marks as to such Territory and shall have no further rights to use the Licensed Marks. Upon the expiration or termination of this Agreement, Licensee shall, at its own expense, remove all uses of or references to the Licensed Marks from all inventory or destroy such inventory, packaging, advertising and promotional materials bearing any Licensed Mark or prepared for use in connection with the Covered Products.

8.       REPRESENTATIONS, WARRANTIES AND COVENANTS

     8.1 Representations, Warranties and Covenants of the Licensor. The Licensor hereby represents, warrants and covenants to the Licensee as follows:

     (i) Organization. The Licensor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     (ii) Authority. The execution and delivery by the Licensor of this Agreement, and the performance by the Licensor of its obligations hereunder, have been duly and validly authorized. This Agreement has been duly and validly executed and delivered by the Licensor and constitutes a legal, valid and binding obligation of the Licensor enforceable against it in accordance with its terms except as such enforceability may be limited by applicable insolvency and other laws affecting creditors' rights generally or by the availability of equitable remedies.

     (iii)No Conflicts. The execution and delivery by the Licensor of this Agreement does not, and the consummation of the transactions contemplated hereby shall not (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of its certificate or articles of incorporation or by-laws (or other comparable corporate charter documents); (b) conflict with or result in a violation or breach of any term or provision of any law or order applicable to the Licensor or the Licensed Marks; or (c) (A) conflict with or result in a violation or breach of, (B) constitute (with or without notice or lapse of time or both) a default under, (C) require the Licensor to obtain any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of, or (D) result in the creation or imposition of any lien or encumbrance upon the Licensor or the Licensed Marks under, any contract or license to which the Licensor is a party or by which any of its assets and properties is bound.

     (iv) Legal Proceedings. (a) There are no actions or proceedings pending or, to the knowledge of the Licensor, threatened against, relating to or affecting the Licensor or the Licensed Marks which (A) could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to the Licensee, or (B) if determined adversely to the Licensor, could reasonably be expected to result in any injunction or other equitable relief against the Licensor that would interfere in any material respect with its business or operations; and (b) there are no facts or circumstances known to the Licensor that could reasonably be expected to give rise to any action or proceeding that would cause the representations in clause (a) above to be untrue.

     (v) Licensed Marks. Licensor is the owner of the Licensed Marks with respect to the Covered Products in those countries in the Territories where it has obtained registrations for such Licensed Marks on the Covered Products and, to the knowledge of Licensor, in all other countries in the Territories. The registration for the registered mark "Jacuzzi" as it may apply to swimming pool related goods in the Territories are valid and enforceable. The Licensor has not received any notice that the use by Licensor or JLP of the Licensed Marks on the Covered Products in the Territories is infringing any intellectual property of any other person and no claim is pending, or to Licensor's knowledge threatened, to such effect. To the Licensor's knowledge, the Licensed Marks, as applied to the Covered Products in the Territories, are not being infringed by any other person.

     (vi) Use in Pool Business. The Licensor hereby represents that, other than any trademarks transferred to Licensee under the Asset Purchase Agreement, the Licensed Marks are the only trademarks used by the Licensor as of immediately prior to the Effective Date in connection with the sale of the Covered Products. The Licensor hereby represents that the Covered Products constitute all of the products with respect to the Pool Business being purchased by the Licensee from the Licensor and its affiliates pursuant to the terms and conditions of the Asset Purchase Agreement.

     8.2 Representations, Warranties and Covenants of the Licensee. The Licensee hereby represents and warrants the following:

     (i) Organization. The Licensee is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario and has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     (ii) Authority. The execution and delivery by the Licensee of this Agreement, and performance by the Licensee of its obligations hereunder, have been duly and validly authorized. This Agreement has been duly and validly executed and delivered by the Licensee and constitutes a legal, valid and binding obligation of the Licensee, enforceable against the Licensee in accordance with its terms, except as such enforceability may be limited by applicable insolvency and other laws affecting creditors' rights generally or by the availability of equitable remedies.

     (iii)No Conflicts. The execution and delivery by the Licensee of this Agreement does not, and the consummation of the transactions contemplated hereby shall not, (a) conflict with or result in a violation or breach of any of the terms, conditions, or provisions of its certificate or articles of incorporation or by-laws (or other comparable corporate charter documents): (b) conflict with or result in a violation or breach of any term or provision of any law or order applicable to the Licensee; or (c) (A) conflict with or result in a violation or breach of, (B) constitute (with or without notice or lapse of time or both) a default under,(C) require the Licensee to obtain any consent, approval or action or, make any filing with or give any notice to any person as a result or under the terms of, or
          (D) result in the creation or imposition of any lien or encumbrance upon the Licensee under, any contract or license to which the Licensee is a party or by which any of its assets and properties is bound.

     (iv) Legal Proceedings. (a) There are no actions or proceedings pending or, to the knowledge of the Licensee, threatened against, relating to or affecting, the Licensee which (A) could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to the Licensor, or (B) if determined adversely to the Licensee, could reasonably be expected to result in any injunction or other equitable relief against the Licensee that would interfere in any material respect with its business or operations; and (b) there are no facts or circumstances known to the Licensee that could reasonably be expected to give rise to any action or proceeding that would cause the representations in clause (a) above to be untrue.

     8.3 Survival. The representations, warranties and covenants contained in this Section 8 shall survive the expiration or termination of this Agreement.

9.       INDEMNIFICATION AND LIMITATION OF LIABILITY

     9.1 Indemnification by the Licensor. The Licensor agrees that the Licensee shall have no liability and that the Licensor shall indemnify, defend and hold the Licensee, its subsidiaries and affiliates, their respective directors, officers, employees and agents, harmless from and against any and all claims, damages, liabilities and costs, including, without limitation, reasonable attorneys' fees and costs, incurred by the Licensee in defending against any third-party claims or threats of claims arising (A) directly or indirectly, from any breach of a representation, warranty or covenant the Licensor under this Agreement or (B) directly, from any infringement by any Licensed Mark of the intellectual property rights of a third party; provided that the Licensee: (i) gives the Licensor written notice of each such action or claim promptly following its receipt thereof, (ii) gives the Licensor the opportunity to undertake and to control the defense and settlement of such claim through counsel of its own choosing, and (iii) fully cooperates with the Licensor in the investigation, defense and settlement of any such claim. The Licensee shall have the right to participate in (but not to control) any such defense through counsel of its choice, but at the Licensee's expense. The Licensee agrees to give prompt written notice if any legal action is threatened or commenced against the Licensee and to cooperate with the Licensor in defending such legal action.

     9.2 Indemnification by the Licensee. The Licensor assumes no liability to the Licensee or to any third parties with respect to the quality, performance or characteristics of any of the goods packaged or sold by the Licensee under the Licensed Marks pursuant to this Agreement and the Licensee agrees that the Licensee shall indemnify, defend and hold the Licensor, its subsidiaries and affiliates, their respective directors, officers, employees and agents harmless, against any and all claims, damages, liabilities and costs, including, without limitation, reasonable attorneys' fees and costs, incurred by the Licensor in defending against any third-party claims or threats of claims arising from (i) any breach of a representation, warranty or covenant of the Licensee under this Agreement; and/or (ii) the Pool Business or the Covered Products of the Licensee; provided that Licensor: (i) gives Licensee written notice of each such action or claim promptly following its receipt thereof, (ii) gives Licensee the opportunity to undertake and to control the defense and settlement of such claim through counsel of its own choosing, and (iii) fully cooperates with Licensee in the investigation, defense and settlement of any such claim. Licensor shall have the right to participate in (but not to control) any such defense through counsel of its choice, but at Licensor's expense. The Licensor agrees to give prompt written notice if any legal action is threatened or commenced against the Licensor and to cooperate with the Licensee in defending such legal action.

     9.3 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING FROM OR RELATED TO THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     9.4. Indemnification under Asset Purchase Agreement. Nothing in this Agreement shall obviate any Party's indemnification obligations under the Asset Purchase Agreement or any other agreement to which the Parties are a party.

10.      GENERAL

     10.1 Assignment, Delegation and Sublicensing. The Licensee shall have no right to assign (by operation of law or otherwise), delegate, license, grant, or create any interest in any Licensed Mark or its use to any person or corporation without first obtaining the written consent of the Licensor, except that the Licensee may assign its rights and delegate its obligations hereunder (i) to any of its affiliates and (ii) to any purchaser of the business of the Licensee, whether by merger or consolidation with or into, or the sale, conveyance, mortgage, pledge or lease of all or substantially all of the assets of Licensee, to another corporation or other entity that is not a competitor of U.S.
Industries, Inc.'s bath and plumbing business; provided that, upon written request of Licensor, such assignee executes a license agreement substantially in the form of this Agreement. Notwithstanding any such assignment, the Licensee shall remain liable for all of the Licensee's obligations hereunder. The terms, covenants and conditions of this Agreement shall be binding on the successors and assigns of either party.

     10.2 Notices. All notices and statements to be given, and all payments to be made hereunder, to the respective Parties to this Agreement, shall be in writing and be delivered by certified mail, or by facsimile, to the recipient at that party's respective business address, or facsimile number, as set forth below, or at such other address or facsimile number of which that party shall have given notice. Proof of delivery by certified mail, or by facsimile, shall constitute proof of receipt. Notice shall be deemed conclusively delivered to the party upon delivery to the sender of a return receipt of certified mail, or by facsimile confirmation.

         If to the Licensor:                Jacuzzi Inc.
                                            2121 N. California Blvd.
                                            Suite 475
                                            Walnut Creek, California  94596
                                            Attention:  General Counsel
                                            Fax No.  (925) 938-3025

         With copies to:                    U.S. Industries, Inc.
                                            Phillips Point West Tower
                                            777 S. Flagler Drive, Suite 1108
                                            West Palm Beach, Florida  33401
                                            Attention:  General Counsel
                                            Fax No.:  561-514-3839



                Sills Cummis Radin Tischman Epstein & Gross, P.A.
                                            One Riverfront Plaza
                                            Newark, New Jersey 07102
                                            Attention:  Victor H. Boyajian, Esq.
                                            Fax No.:  973-643-6500

         If to the Licensee:                Polyair Inter Pack Inc.
                                            258 Attwell Drive
                                            Toronto, Ontario
                                            Canada M9W 5B2
                                            Attention:
                                            Fax No.:

     10.3 Amendments; Modification. No amendment, alteration, modification of or addition to this Agreement shall be valid or binding unless expressed in writing and signed by the Parties to be bound thereby.

     10.4 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario without regard to its conflict of laws provisions and each of the Parties hereto irrevocably submits to the jurisdiction of any state or federal court in the Province of Ontario for resolution of any dispute hereunder.

     10.5 Bankruptcy. The rights and license granted to the Licensee under or pursuant to this Agreement by the Licensor are, and shall otherwise be deemed to be, for purposes of the Bankruptcy Code, license of rights to "intellectual property" as defined under the Bankruptcy Code. The Parties hereto agree that so long as the Licensee, as the Licensee of such rights under this Agreement, makes all payments to the Licensor required under this Agreement and otherwise complies with the terms of this Agreement, the Licensee shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties hereto further agree that, in the event that any proceeding shall be instituted by or against the Licensor seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of its or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or it shall take any action to authorize any of the foregoing actions, the Licensee shall have the right to retain and enforce its rights under this Agreement with respect to the Licensed Marks. For purposes of this Section,
"Bankruptcy Code" means the United States Bankruptcy Code 11 U.S.C.A. ss.101-1330 or such other applicable law or regulation relating to bankruptcy or insolvency in the Territory.

     10.6 Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way.

     10.7 Waiver. A waiver of any breach of any provision of this Agreement shall not be deemed a waiver of any repetition of such breach or in any manner affect any other terms or conditions of this Agreement.

     10.8 Headings. Section headings have been included in this Agreement merely for convenience or reference. They are not to be considered part of, or to be used in interpreting, this Agreement.

     10.9 Entire Agreement. This Agreement supersedes all prior agreements and understandings of the Parties regarding the Licensed Marks and this Agreement, together with the Asset Purchase Agreement, the Creditor Letter and the other agreements referred to herein and therein, contains the entire understanding between the Parties, and it may not be varied except by written instrument signed by both Parties. The Parties are relying solely on the representations made in this Agreement and not upon any representations made prior to by, but not limited to, any employee or agent of the Parties.

     10.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one document.

                    [Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the respective dates set forth below to become effective as of the date first written above.

                                            LICENSOR:

                                            JACUZZI INC.

Date:                               By:     _____________________________

                                            Title:   ___________________



                                            LICENSEE:

                                            POLYAIR INTER PACK INC.

Date:                               By:     ______________________________

                                            Title:   _____________________

                                    EXHIBIT A

                     (Attached to and forming a part of the
                        License Agreement by and between
                    Jacuzzi Inc. and Polyair Inter Pack Inc.
                         dated as of ___________, 2003)


                                 LICENSED MARKS




1. JACUZZI                       2.[GRAPHIC OMITTED]



3. [GRAPHIC OMITTED]

4. "BY" combined with the logo set forth in (3) above and preceded by any other mark that Licensor or JLP has previously used solely on Covered Products that is being transferred to Licensee pursuant to the Asset Purchase Agreement.

                                    EXHIBIT B

                     (Attached to and forming a part of the
                        License Agreement by and between
                    Jacuzzi Inc. and Polyair Inter Pack Inc.
                         dated as of ___________, 2003)


                                COVERED PRODUCTS

List of Covered Products of JB:


Products labeled "Powered by Jacuzzi":

Magnum Force & Force 3
Cygnet II
All LR-Series Pumps
SPP & PS Series Utility Pumps
Laser Sand Filters
SandStorm Sand Filters
CFR 25 & 50 Element Filters
SherLok Element Filters
TriCLOPS Element Filters
Avalanche DE Filters
EarthWorks DE Filters
Dirtbag DE Separation Tank
Laser Aboveground Sand Filter Systems
Oasis Aboveground Sand Filter Systems
CFR25 Element Filter Systems
AGE Element Filter Systems
SherLok Element Filter Systems
Avalanche DE Filter Systems
Tracker Automatic Pool Cleaners
FullMoon Pool Lights
MasterMind Remote Controls
DeckMate, DeckHand, & SV Skimmers
Main Drains
DVK-7 Dial Valve
Main Drains
DVK-7 Dial Valve
Chrystal Bay Sand Filter Systems
Flo Pro Sand & Element Filter Systems

Products labeled "by Jacuzzi":

Piranha Series Pumps
Stingray Series Pumps
SideKick Chlorinator/Brominator
All SplashLine Products
Family Pool Aboveground Systems
NAMCO Private-Label Systems (Proline)
Branchbrook Private-Label Systems
Litehouse Private-Label Systems (Platinum)



2. See attached for a list of the Covered Products of JLP

                                    EXHIBIT C


                     (Attached to and forming a part of the
                        License Agreement by and between
                    Jacuzzi Inc. and Polyair Inter Pack Inc.
                         dated as of ___________, 2003)


                            MATERIALS DEEMED APPROVED

                                    EXHIBIT D

                     (Attached to and forming a part of the
                        License Agreement by and between
                    Jacuzzi Inc. and Polyair Inter Pack Inc.
                         dated as of ___________, 2003)



                                 CREDITOR LETTER